                                                                     EXHIBIT 4.1

================================================================================



                                 TRANSTEL S.A.


                         12 1/2% Senior Notes due 2007

                    ______________________________________



                         _____________________________

                                   INDENTURE

                         Dated as of October 28, 1997

                         _____________________________



                         _____________________________

                              MARINE MIDLAND BANK

                               Indenture Trustee

                               _________________



================================================================================

                            CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                    Indenture Section
310(a)(1).................................................  7.10
  (a)(2)..................................................  7.10
  (a)(3)..................................................  N.A.
  (a)(4)..................................................  7.10
  (a)(5)..................................................  N.A.
  (b).....................................................  7.10
  (c).....................................................  N.A.
311(a)....................................................  7.11
  (b).....................................................  7.11
  (c).....................................................  N.A.
312(a)....................................................  2.05
  (b)..................................................... 11.03
  (c)..................................................... 11.03
313(a)....................................................  7.06
  (b)(1).................................................. 11.03
  (b)(2)..................................................  7.06
  (c)............................................... 7.06; 11.02
  (d)..................................................... 11.06
314(a).............................................. 4.03; 11.02
  (b).....................................................  N.A.
  (c)(1).................................................. 12.04
  (c)(2).................................................. 12.04
  (c)(3)..................................................  N.A.
  (d).............................................. 10.03; 10.04
  (e)..................................................... 11.05
  (f).....................................................  N.A.
315(a)....................................................  7.01
  (b)............................................... 7.05; 11.02
  (c).....................................................  7.01
  (d).....................................................  7.01
  (e).....................................................  6.11
316(a)(last sentence).....................................  2.09
  (a)(1)(A)...............................................  6.05
  (a)(1)(B)...............................................  6.04

  (a)(2)..................................................  N.A.
  (b).....................................................  6.07
  (c).....................................................  2.13
317(a)(1).................................................  6.08
  (a)(2)..................................................  6.09
  (b).....................................................  2.04
318(a).................................................... 11.01
  (b).....................................................  N.A.
  (c)..................................................... 11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE.......................  1

    Section 1.01. Definitions...............................................  1
    Section 1.02. Other Definitions......................................... 25
    Section 1.03. Incorporation by Reference of Trust Indenture Act......... 26
    Section 1.04. Rules of Construction..................................... 27

ARTICLE 2  THE NOTES........................................................ 27

    Section 2.01. Form and Dating........................................... 27
    Section 2.02. Execution and Authentication; Aggregate Principal Amount.. 28
    Section 2.03. Registrar and Paying Agent................................ 29
    Section 2.04. Paying Agent To Hold Assets in Trust...................... 30
    Section 2.05. Holder Lists.............................................. 30
    Section 2.06. Transfer and Exchange..................................... 31
    Section 2.07. Replacement Notes......................................... 32
    Section 2.08. Outstanding Notes......................................... 32
    Section 2.09. Treasury Notes............................................ 32
    Section 2.10. Temporary Notes........................................... 33
    Section 2.11. Cancellation.............................................. 33
    Section 2.12. Defaulted Interest........................................ 34
    Section 2.13. CUSIP Number.............................................. 34
    Section 2.14. Deposit of Monies......................................... 35
    Section 2.15. Restrictive Legends....................................... 35
    Section 2.16. Book-Entry Provisions for Global Security................. 37
    Section 2.17. Special Transfer Provisions............................... 39

ARTICLE 3  REDEMPTION....................................................... 42

    Section 3.01. Notices to Indenture Trustee.............................. 42
    Section 3.02. Selection of Notes to Be Redeemed......................... 42
    Section 3.03. Notice of Redemption...................................... 42
    Section 3.04. Effect of Notice of Redemption............................ 43
    Section 3.05. Deposit of Redemption Price............................... 44
    Section 3.06. Notes Redeemed in Part.................................... 44
    Section 3.07. Optional Redemption....................................... 44
    Section 3.08. Mandatory Redemption...................................... 45

ARTICLE 4  COVENANTS........................................................ 45

    Section 4.01. Payment of Notes.......................................... 45
    Section 4.02. Maintenance of Office or Agency........................... 46
    Section 4.03. Reports................................................... 47
    Section 4.04. Compliance Certificate.................................... 47
    Section 4.05. Taxes..................................................... 49
    Section 4.06.  Stay, Extension and Usury Laws........................... 49
    Section 4.07. Limitation on Restricted Payments......................... 49
    Section 4.08. Limitation on Indebtedness................................ 51
    Section 4.09. Limitation on Liens....................................... 54
    Section 4.10. Limitation on Issuance and Sale of Capital Stock of
                   Restricted Subsidiaries.................................. 54
    Section 4.11. Limitation on Preferred Stock of Subsidiaries............. 55
    Section 4.12. Limitation on Asset Sales................................. 56
    Section 4.13. Limitation on Dividend and Other Payment Restrictions
                   Affecting Restricted Subsidiaries........................ 58
    Section 4.14. Limitation on Transactions with Shareholders and
                   Affiliates............................................... 59
    Section 4.15. Limitation on Issuances of Guarantees by Restricted
                   Subsidiaries............................................. 60
    Section 4.16. Limitation on Modifications to Certain Documents.......... 61
    Section 4.17. Conduct of Business....................................... 61
    Section 4.18. Change of Control......................................... 62
    Section 4.19. Disbursement of Funds; Escrow Account..................... 64
    Section 4.20. Payment of Additional Amounts............................. 64

ARTICLE 5  SUCCESSORS....................................................... 65

    Section 5.01. Merger, Consolidation or Sale of Assets................... 65
    Section 5.02. Successor Corporation Substituted......................... 65

ARTICLE 6  DEFAULTS AND REMEDIES............................................ 66

    Section 6.01. Events of Default......................................... 66
    Section 6.02. Acceleration.............................................. 68
    Section 6.03. Other Remedies............................................ 69
    Section 6.04. Waiver of Past Defaults................................... 69
    Section 6.05. Control by Majority....................................... 70
    Section 6.06. Limitation on Suits....................................... 70
    Section 6.07. Rights of Holders of Notes to Receive Payment............. 71
    Section 6.08. Collection Suit by Indenture Trustee...................... 71
    Section 6.09. Indenture Trustee May File Proofs of Claim................ 71

    Section 6.10. Priorities................................................ 72
    Section 6.11.  Undertaking for Costs.................................... 73

ARTICLE 7  INDENTURE TRUSTEE................................................ 73

    Section 7.01.  Duties of Indenture Trustee.............................. 73
    Section 7.02.  Rights of Indenture Trustee.............................. 75
    Section 7.03.  Individual Rights of Indenture Trustee................... 75
    Section 7.04.  Indenture Trustee's Disclaimer........................... 76
    Section 7.05.  Notice of Defaults....................................... 76
    Section 7.06.  Reports by Indenture Trustee to Holders of the Notes..... 76
    Section 7.07.  Compensation and Indemnity............................... 77
    Section 7.08.  Replacement of Indenture Trustee......................... 78
    Section 7.09.  Successor Indenture Trustee by Merger, etc............... 79
    Section 7.10.  Eligibility; Disqualification............................ 79
    Section 7.11.  Preferential Collection of Claims Against Company........ 80
    Section 7.12.  Appointment of Co-Trustee or Separate Trustee

ARTICLE 8  SATISFACTION AND DISCHARGE....................................... 81

    Section 8.01.  Satisfaction and Discharge of Indenture.................. 81
    Section 8.02.  Application of Monies for Satisfaction and Discharge..... 83

ARTICLE 9  AMENDMENT, SUPPLEMENT AND WAIVER................................. 83

    Section 9.01.  Without Consent of Holders of Notes...................... 83
    Section 9.02.  With Consent of Holders of Notes......................... 84
    Section 9.03.  Compliance with Trust Indenture Act...................... 86
    Section 9.04.  Revocation and Effect of Consents........................ 86
    Section 9.05.  Notation on or Exchange of Notes......................... 87
    Section 9.06.  Indenture Trustee to Sign Amendments, etc................ 87

ARTICLE 10  COLLATERAL AND SECURITY......................................... 87

    Section 10.01. Escrow and Disbursement Agreement........................ 87
    Section 10.02. Recording and Opinions................................... 88
    Section 10.03. Release of Amounts Deposited in the Escrow Account or
                    the Refinancing Account................................. 89
    Section 10.04. Certificates of the Company.............................. 90
    Section 10.05. Authorization of Actions to be Taken by the Indenture
                    Trustee Under the Escrow and Disbursement Agreement..... 91

    Section 10.06. Authorization of Receipt of Funds by the Indenture
                    Trustee Under the Escrow and Disbursement Agreement..... 91
    Section 10.07. Termination of Security Interest......................... 91

ARTICLE 11  MISCELLANEOUS................................................... 92

    Section 11.01. Trust Indenture Act Controls............................. 92
    Section 11.02. Notices.................................................. 92
    Section 11.03. Communication by Holders of Notes with Other Holders of
                    Notes................................................... 93
    Section 11.04. Certificate and Opinion as to Conditions Precedent....... 93
    Section 11.05. Statements Required in Certificate or Opinion............ 94
    Section 11.06. Rules by Indenture Trustee and Agents.................... 94
    Section 11.07. No Personal Liability of Partners, Directors, Officers,
                    Employees and Stockholders.............................. 94
    Section 11.08. Governing Law............................................ 95
    Section 11.09. No Adverse Interpretation of Other Agreements............ 96
    Section 11.10. Successors............................................... 96
    Section 11.11. Severability............................................. 96
    Section 11.12. Counterpart Originals.................................... 96
    Section 11.13. Table of Contents, Headings, etc......................... 96

Exhibits
--------

A  -  Form of Note
B  -  Form of Intercompany Note
C  -  Form of Pledge Agreement
D  -  Form of Subsidiary Guarantee
E  -  Form of Undertaking Letter
F  -  Form of Certificate to be delivered in connection with transfers to
      Institutional Accredited Investors
G  -  Form of Certificate to be delivered in connection with transfers pursuant to Regulation S
H - Form of Certificate to be delivered in connection with transfers pursuant to Rule 144A

          INDENTURE, dated as of October 28, 1997, between Transtel S.A., a sociedad anonima organized under the laws of the Republic of Colombia (the "Company"), and Marine Midland Bank, as trustee (the "Indenture Trustee").

          The Company has duly authorized the creation of an issue of 12 1/2% Senior Notes due 2007 (the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

          The Company and the Indenture Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes (initially the Transtel Pass Through Trust, a special purpose Delaware business trust, will be the sole Holder of the Notes):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

          Section 1.01. Definitions.

          "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person or indebtedness incurred by such Person in connection with the acquisition of assets, including, without limitation, Indebtedness incurred or assumed in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliate Minority Shareholder" at any time shall mean any minority shareholder of a Restricted Subsidiary which is an Affiliate (other than a Restricted Subsidiary) or Related Person (other than a Restricted Subsidiary) of the Company.

          "Agent" means any Registrar, Paying Agent or Authenticating Agent.

          "Annualized Pro Forma EBITDA" means with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter preceding the date of calculation for which financial statements are then available multiplied by four.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Asset Acquisition" means (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property or assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

          "Asset Sale" means any sale, transfer or other disposition (or series of related sales, leases, transfers or dispositions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property or assets of an operating unit or business of the Company (other than Capital Stock of the Company) or any of its Restricted Subsidiaries or (iii) any other property or assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that (A) sales or other dispositions of inventory, receivables and other current assets, (B) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries, (C) sales and other dispositions constituting Restricted Payments and Permitted Investments made in compliance with the terms of this Indenture, (D) sales or other dispositions of assets with a Fair Market Value (as certified in an Officers' Certificate) not in excess of $500,000 and
(E) issuances, sales or other dispositions of shares of Capital Stock of Unrestricted

Subsidiaries and issuances, sales or other dispositions of shares of Capital Stock of Restricted Subsidiaries effected in accordance with Section 4.10; provided, in each case set forth in clause (E), that the consideration received therefor by the Company, the Unrestricted Subsidiary or the Restricted Subsidiary, as the case may be, has at least substantially equal market value to the Company, the Unrestricted Subsidiary or such Restricted Subsidiary as the shares of Capital Stock so issued, sold or disposed of (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by a Board Resolution) shall not be included within the meaning of "Asset Sale."

          "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

          "Bank Indebtedness" means loans made by banks, trust companies and other institutions principally engaged in the business of lending money to businesses to the Company or a Restricted Subsidiary under a credit facility, loan agreement or similar agreement.

          "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act with respect to this Indenture from time to time.

          "Board Resolution" means a copy of a resolution, certified by the secretary of the duly convened meeting or the legal representative or statutory auditor of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee.

          "Business Day" means a day (other than a Saturday or Sunday) on which the Depository, Euroclear, Cedel and banks in New York, Delaware and Colombia are open for business.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

          "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with U.S. GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with U.S. GAAP.

          "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or Colombia or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America or Colombia, as the case may be, is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, as the case may be, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the United States Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the United States Comptroller of the Currency; (v) Colombian Peso deposits, with maturities of not more than 12 months from the date of acquisition, in (A) Banco de Colombia, Banco Ganadero, Banco Industrial Colombiano or Banco de Bogota or
(B) any other bank or financial institution incorporated under the laws of Colombia with total assets exceeding the equivalent of $350 million; provided that the aggregate principal amount of any such deposits in banks described in this subclause (B) shall not exceed the equivalent of $10 million at any time outstanding; (vi) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by Colombia and backed by the full faith and credit of Colombia maturing within one year from the date of acquisition, in each case entered into with any of the Colombian banks specified in the preceding clause (v); provided that such agreement with banks described in subclause (v) (B) shall be deemed a deposit for purposes of the $10 million limit in such subclause; and (vii) investments in money market funds all of the assets of which consist of securities of the types described in the foregoing clauses (i) through (vi).

          "Cedel" means Cedel Bank, societe anonyme.

          "Certificate Guarantee" means the Guarantee, dated as of the date of this Indenture, for the benefit of the holders of the Certificates, whereby the Company has fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Certificates.

          "Certificates" means the 12 1/2% Pass Through Trust Certificates due 2007 issued by the Trust, the gross proceeds of which are used by the Trust to purchase the Notes from the Company.

          "Change of Control" means the occurrence of any of the following events:

          (i) the sale, lease, transfer, conveyance or other disposition, whether direct or indirect (by way of a merger, consolidation or otherwise), by the Company or a Restricted Subsidiary of the Company, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, to any Person other than a Restricted Subsidiary of the Company;

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (iii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Permitted Holders, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (a) more than 35% of the total voting rights of the Common Stock of the Company and (b) a greater percentage of the voting power of the total Common Stock of the Company than that represented by the voting power of the Common Stock of the Company then beneficially owned, in the aggregate, by the Permitted Holders; or

          (iv) individuals who on the Issue Date constitute the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

          "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Indenture Trustee.

          "Collateral Agent" means Marine Midland Bank, as Collateral Agent under the Pledge Agreement, or any other successor thereto appointed pursuant to such agreement.

          "Commission" means the U.S. Securities and Exchange Commission.

          "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date. and includes, without limitation, all series and classes of such common stock or ordinary shares.

          "Consolidated EBITDA" for any period means the Consolidated Net Income for such period plus to the extent deducted in calculating Consolidated Net Income (i) Consolidated Income Tax Expense, (ii) net monetary inflation adjustment, (iii) depreciation and amortization expenses, (iv) Net Financial Expense, (v) minority interest, (vi) interest expense attributable to Capitalized Leases in accordance with U.S. GAAP (whether or not in accordance with GAAP) and (vii) all other non-cash charges (other than non-cash charges which require an accrual of or reserve for cash charges in future periods), less any non-cash items which have the effect of increasing Consolidated Net Income for such period, plus (less) to the extent deducted (included) in Consolidated Net Income, extraordinary losses (gains) and nonrecurring items (including gains and losses on Asset Sales) deducted (included) in calculating Consolidated Net Income, each (except with respect to (vi) above) determined in accordance with GAAP.

          "Consolidated Income Tax Expense" for any Person for any period means, without duplication, the aggregate amount of net taxes based on income or profits for such period of the operations for such Person and its consolidated Subsidiaries with respect to such period in accordance with GAAP.

          "Consolidated Indebtedness" means the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis.

          "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) the net income of any Restricted Subsidiary in which any Person other than the Company or another Restricted Subsidiary has a minority interest shall be excluded to the extent such net income is attributable to such minority interests; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) without duplication, any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.07, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

          "Corporate Trust Office of the Indenture Trustee" shall be at the address of the Indenture Trustee specified in Section 11.02 or such other address as to which the Indenture Trustee may give notice to the Company.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depository" means The Depository Trust Company, or its nominee or successors and assigns.

          "DIAN Financing" means the financing provided by the Direccion de Impuestos y Aduanas Nacionales (National Department of Taxes and Duties) in Colombia to finance the taxes and duties payable by the Company on imported telecommunications equipment.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures (other than any maturity that results from an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if (i) the change of control provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in Section 4.18 and (ii) such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of Notes as are required to be repurchased pursuant to Section 4.18.

          "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) by S&P or Moody's at the time as of which any investment or rollover therein is made.

          "Equity Market Capitalization" of any Person means, as of any day of determination, the product of (a) the aggregate number of outstanding shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (b) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by an independent internationally recognized investment banking firm.

          "Escrow Account" means an escrow account for the deposit of approximately $35 million of the net proceeds from the sale of the Notes under the Escrow and Disbursement Agreement, representing funds sufficient to pay the first four interest payments on the Notes.

          "Escrow Agent" means Marine Midland Bank, as escrow agent under the Escrow and Disbursement Agreement, or any successor thereto appointed pursuant to such agreement.

          "Escrow Account Available Funds" has the meaning provided in the Escrow and Disbursement Agreement.

          "Escrow and Disbursement Agreement" means the Escrow and Disbursement Agreement, dated as of the date of this Indenture, by and among the Escrow Agent, the Indenture Trustee and the Company, governing the disbursement of funds from the Escrow Account and the Refinancing Account.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder.

          "Existing Indebtedness" means (i) the Indebtedness of the Company under the Transtel-Siemens Purchase Agreement, (ii) the Obligations of the Restricted Subsidiaries under the Global I Leases, Global II Leases and the Global III Leases, (iii) the Obligations of the Company under the DIAN Financing, (iv) the obligations of the Company under the IBM Financing, and (v) the Other Existing Indebtedness.

          "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free-market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution delivered to the Indenture Trustee.

          "GAAP" means, at any date of determination, generally accepted accounting principles in Colombia as then in effect.

          "Global" means Global Telecommunications Operations, Inc., a British Virgin Islands Company owned by the same shareholders who own the Company.

          "Global I Leases" means the lease agreements between Global and each of the following operating companies of the Company: Empresa de Telefonos de Palmira S.A. E.S.P, Empresa de Telefonos de Jamundi S.A. E.S.P. and Unitel S.A. E.S.P., for telecommunication equipment to be used for the development of the wireline networks of such operating companies, each dated August 1, 1996, and each of which relate to the Global I Purchase Agreement.

          "Global I Purchase Agreement" means the Purchase Agreement, dated May 2, 1996 and amended July 28, 1997, between Siemens and Global relating to the purchase and financing of telecommunications equipment as described in the Offering Memorandum.

          "Global II Leases" means the lease agreements (i) between Global and Telefonos de Cartago S.A. E.S.P., for telecommunications equipment, dated July 28, 1997; (ii) between Global and Bugatel S.A. E.S.P., for telecommunications equipment, to be entered into upon terms and conditions similar to those of the Global I Leases; and (iii) between Global and Unitel S.A. E.S.P., whereby Global leases certain wireless telecommunications equipment to Unitel, dated July 28, 1997, and each of which relate to the Global II Purchase Agreement.

          "Global II Purchase Agreement" means the Purchase Agreement, dated May 30, 1997 and amended July 28, 1997 and October 17, 1997, between Siemens and Global, relating to the purchase and financing of telecommunications equipment as described in the Offering Memorandum.

          "Global III Leases" means the lease agreements to be entered into between Global and an operating company of the Company, relating to the letters of intent, dated April 25, 1997 and September 25, 1997, which lease agreements are for the purchase and financing of various telecommunications equipment to be used by the Company to substantially complete its expansion plan as described in the Offering Memorandum.

          "Global Note" has the meaning provided in Section 2.01.

          "Global Undertaking Letter" means the Undertaking Letter, dated as of the date of this Indenture, in the form Exhibit E.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holder" means a Person in whose name a Note is registered.

          "IBM Financing" means the financing provided to the Company by IBM de Colombia S.A. for the financing of telecommunications equipment under equipment financing agreements as described in the Offering Memorandum.

          "incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an incurrence of Indebtedness by reason of the acquisition of a Restricted Subsidiary. The term "incurrence" has a corresponding meaning.

          "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto and purchase money obligations), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases in accordance with U.S. GAAP (whether or not in accordance with GAAP); (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, the Net Obligation under Currency Agreements and Interest Rate Agreements, (ix) all obligations of such Person to pay deferred Colombian taxes and duties to DIAN (or any other Colombian taxing authority) with respect to imported equipment purchases and leases and (x) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (B) the amount of Indebtedness for purposes of clause (vi) above shall be the lesser of (x) the principal amount of the Indebtedness secured by the assets of the relevant Person and (y) the Fair Market Value (as determined by the board of directors of the relevant Person) of the assets securing such Indebtedness.

          "Indebtedness to Annualized EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Consolidated Indebtedness to (ii) the Annualized Pro Forma EBITDA of the Company, each calculated on the date of the incurrence of Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indenture Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Initial Purchaser" means BT Alex. Brown Incorporated.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Intercompany Note" means the promissory notes issued by a Restricted Subsidiary to the Company in the form of Exhibit B hereto upon making an advance or loan to such Restricted Subsidiary with the proceeds of the Notes, which

Intercompany Notes shall (i) be pledged to the Collateral Agent pursuant to the Pledge Agreement, (ii) have the same Stated Maturity as the Notes, (iii) contain a provision that accelerates payment of the Intercompany Notes upon acceleration of the Notes and (iv) state that they are senior unsecured obligations of the respective Restricted Subsidiary and rank senior in right of payment to all existing and future subordinated Indebtedness of such Restricted Subsidiary and will rank pari passu with all Senior Indebtedness of such Restricted Subsidiary (including the Indebtedness evidenced by the Global I Leases, Global II Leases and Global III Leases).

          "Interest Payment Date" means May 1 and November 1 of each year, commencing May 1, 1998.

          "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter; provided that the Net Obligation thereof does not exceed the principal amount of the Indebtedness of the Company and its Restricted Subsidiaries that bears interest at floating rates.

          "Investment" means, with respect to any Person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person, and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" described below and Section 4.07, (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

          "Issue Date" means the original date of issuance of the Notes.

          "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property, it being understood that Lien includes any lien granted in any future receivables (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller or any agreement to give any security interest).

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Municipal Shareholder" of a Restricted Subsidiary means the shareholder of such Subsidiary that is a municipality in which such Restricted Subsidiary conducts its business and such municipality's related entities.

          "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents if converted within 12 months after receipt, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale (excluding the Notes and the Bank Indebtedness incurred by the Company or a Restricted Subsidiary pursuant to clause (iv) of the second paragraph Section 4.08) that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and
(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the

Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Net Financial Expense" for any period means financial expenses, which include interest expense, commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing, and exchange losses less financial income, which includes interest income, commercial discounts and exchange gains, all determined on a consolidated basis in accordance with GAAP.

          "Net Obligation" means, at any date of determination, the net amount, exclusive of any commission or administrative fees that a Person would be obligated to pay upon the termination of an Interest Rate Agreement or Currency Agreement.

          "Notes" mean Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Obligations" means any principal, interest, penalties, fees, payments, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the final Offering Memorandum dated October 21, 1997 of the Company relating to the offering of the Certificates.

          "Officer" means, with respect to any Person, other than the Indenture Trustee, Authenticating Agent, Paying Agent, or Registrar, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

          "Officers' Certificate" means a certificate signed by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

          "Opinion of Counsel" means an opinion in writing signed by legal counsel reasonably satisfactory to the Indenture Trustee.

          "Other Existing Indebtedness" means Indebtedness outstanding on the Issue Date owed to various financial institutions which will be repaid with proceeds in the Refinancing Account.

          "Pass Through Trustee" means Wilmington Trust Company, acting not in its individual capacity but solely as trustee under the Trust Agreement.

          "Paying Agent" means Marine Midland Bank, as Paying Agent under this Indenture, or any successor thereto appointed pursuant to this Indenture.

          "Permitted Holders" means Guillermo Lopez, Gonzalo Caicedo Toro, Gonzalo Caicedo & Co., Maria Eugenia Caicedo Llano, Valentina Caicedo Toro or any Person controlled by such Persons.

          "Permitted Investment" means so long as no Default or Event of Default shall have occurred and be continuing (i) an Investment by the Company in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that (A) such Restricted Subsidiary is a Wholly-Owned Subsidiary or an empress mixta (mixed capital company) under Law 142 with no Affiliate Minority Shareholders and (B) if such Restricted Subsidiary ceases to be a Restricted Subsidiary (except by reason of the sale by the Company or its Restricted Subsidiary of the Capital Stock therein), then any Investment in such Restricted Subsidiary will be deemed to be a Restricted Payment at the time of such event determined in accordance with Section 4.07;
(ii) Cash Equivalents; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; and (v) an Investment in any Person (other than a Restricted Subsidiary) engaged in a Telecommunications Business not to exceed $10.0 million in the aggregate for all Investments under this clause (v) at any time outstanding (determined without regard to any write-downs or write-offs thereof).

          "Permitted Liens" means:

          (i) Liens on (x) the Escrow Account and the Refinancing Account and all funds and securities therein securing only the Notes and (y) the Intercompany Notes securing only the Notes;

          (ii) Liens to secure Bank Indebtedness incurred by the Company or the Restricted Subsidiaries in compliance with clause (iv) or the second paragraph of Section 4.08 and Guarantees incurred by the Company or the Restricted Subsidiaries in compliance with clause (iv) of the second paragraph of Section 4.08 executed in connection therewith;

          (iii) Liens on the property of the Company or its Restricted Subsidiaries created solely for the purpose of securing purchase money obligations incurred in compliance with Section 4.08; provided that (a) such property so acquired is for use in lines of business related to the Company's or its Restricted Subsidiaries' business as it exists immediately prior to the issuance of the related Indebtedness, (b) no such Lien shall extend to or cover other property or assets of the Company and its Restricted Subsidiaries other than the respective property so acquired and
     (c) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property or assets;

          (iv) Liens on the property or assets of a Restricted Subsidiary acquired after the Issue Date or on property or assets acquired in an asset purchase transaction with a Person that is not an Affiliate created solely to secure the Obligations that financed the acquisition of such Restricted Subsidiary or such property or assets and which were incurred in compliance with Section 4.08; provided that (a) no such Lien shall extend to or cover property or assets of the Company and its Restricted Subsidiaries other than the property or assets of the Restricted Subsidiary so acquired or the property or assets so acquired and (b) no such Lien shall extend to the Capital Stock of any Restricted Subsidiary so acquired and (c) the principal amount of Indebtedness secured by any such Lien shall not exceed the original purchase price of such Restricted Subsidiary or such property or assets;

          (v) Liens on assets of any entity existing at the time such entity or assets are acquired by the Company or any of its Restricted Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (a) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Restricted Subsidiaries and (b) do not extend to any other property of the Company or any of its Restricted Subsidiaries;

          (vi) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (vii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (ix) Liens on the Existing Indebtedness existing on the date of this Indenture; provided such Liens on the Other Existing Indebtedness are removed within 75 days after the Issue Date;

          (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (xi) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

          (xii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

          (xiii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

          (xiv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

          (xv)    Liens in favor of the Company or any Restricted Subsidiary;

          (xvi) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

          (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company and its Restricted Subsidiaries; and

          (xix) Liens to secure Obligations under Capitalized Leases (except in respect of sale lease back transactions) on real or personal property of the Company to the extent consummated in compliance with this Indenture; provided that (A) at the time such Lien attaches to the real or personal property of the Company, the Company shall be permitted to incur at least $1.00 of Indebtedness under the first paragraph of Section 4.08 (without reliance upon any of the exceptions in clauses (a)(i) through (xi) under
     Section 4.08).

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Notes" has the meaning provided in Section 2.01.

          "Pledge Agreement" means the Pledge Agreement, dated as of the date of this Indenture, between the Company and the Collateral Agent in the form of Exhibit C hereto, whereby the Company pledges the Intercompany Notes to the Indenture Trustee.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

          "Pro Forma EBITDA" means for any Person for any period the Consolidated EBITDA of such Person after giving effect to the following: (i) if, during the period commencing on the first day of the relevant period through the Transaction Date (the "Reference Period"), the Company or any Restricted Subsidiaries have engaged in any Asset Sale, Pro Forma EBITDA of the Company for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive), or increased by an amount equal to the Consolidated EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale, (ii) if during such Reference Period the Company or any Restricted Subsidiaries have effected any Asset Acquisition, Pro Forma EBITDA of the Company for such period shall be calculated using the historical results of such acquired entity on a pro forma basis as if such acquisition had occurred on the first day of such Reference Period and (iii) if during such Reference Period,
(A) the Company designates a Restricted Subsidiary as an Unrestricted Subsidiary, Pro Forma EBITDA for the Company shall be reduced by an amount equal to the Consolidated EBITDA (if positive), or increased by an amount equal to the Consolidated EBITDA (if negative), directly attributable to the designated Unrestricted Subsidiary and (B) the Company designates an Unrestricted Subsidiary as a Restricted Subsidiary, Pro Forma EBITDA for the Company shall be increased by an amount equal to the Consolidated EBITDA (if positive), or decreased by an amount equal to the Consolidated EBITDA (if negative), directly attributable to the designated Restricted Subsidiary.

          "Public Equity Offering" means underwritten public offerings or quotations or placements of Common Stock of the Company (i) that have been registered with the Commission under the Securities Act, (ii) that have been registered with the Superintendency of Corporations so long as a Level 3 American Depositary Receipt Program is established in the United States in conjunction therewith or (iii) that have been listed on the London Stock Exchange or the Luxembourg Stock Exchange.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Record Date" means each April 15 and October 15 of each year immediately preceding each Interest Payment Date.

          "Redemption Date" means any date on which the Notes are called for redemption by the Company.

          "Refinancing Account" means an escrow account for the deposit of approximately $ 32,762,036 of the net proceeds from the sale of the Notes under the Escrow and Disbursement Agreement.

          "Refinancing Account Available Funds" has the meaning provided in the Escrow and Disbursement Agreement.

          "Registrar" means Marine Midland Bank, as registrar under this Indenture, or any successor thereto appointed pursuant to this Indenture.

          "Regulation S" means Regulation S under the Securities Act.

          "Related Person" means any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company and any Affiliate of the Company or any Restricted Subsidiary.

          "Responsible Officer," when used with respect to this Indenture Trustee, means any officer within the Corporate Trust Department of the Indenture Trustee (or any successor group of the Indenture Trustee) or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Indenture
                                    --------  -------
Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company (including any Subsidiary which has an outstanding Intercompany Note to the Company and each newly acquired or newly formed Subsidiary of the Company) other than an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "S&P" means Standard & Poor's Corporation and its successors.

          "Securities Act" means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.

          "Siemens" means Siemens A.G., a corporation incorporated in Germany.

          "Siemens Financing" the financing provided by Siemens to Global under the Global I Purchase Agreement, the Global II Purchase Agreement and the purchase agreements to be entered into in connection with the Global III Leases for the purchase of telecommunications equipment as described in the Offering Memorandum.

          "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Strategic Equity Investor" means any Person (and any Subsidiary of such Person) that, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has an Equity Market Capitalization of at least $1.0 billion (or the Peso equivalent on the day of such sale) and is engaged in the Telecommunication Business.

          "Subordination Agreement" means an agreement, which may be incorporated into the terms of the respective Indebtedness, for the benefit of the Holders of the Notes to the effect that (i) the Indebtedness subject to such Subordination Agreement is subordinated in right of payment to the Notes, (ii) in any bankruptcy, insolvency or similar proceeding with respect to the respective obligor (or any guarantor) of such Indebtedness, no payment shall be made thereon until the payment in full in cash of all principal, interest and other amounts owing with respect to the Notes, (iii) if there is any default in any payment when due of principal of, premium on, interest on or any other amount owing with respect to any Notes, then until all such payment defaults have been cured by the payment in full in cash of the amounts then due, no payment shall be permitted to be made on the Indebtedness subject to the Subordination Agreement and (iv) if any payments are received by a holder of Indebtedness subject to a Subordination Agreement in contravention of the provisions of the Subordination Agreement, such amount shall be held for the benefit of, and shall be turned over to the Indenture Trustee for the benefit of, the Holders of the Notes.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Subsidiary Guarantee" means the Guarantee of a Subsidiary in favor of the Indenture Trustee for the benefit of the Holders substantially in the form of Exhibit D.

          "Tax" means any tax, duty, fee, levy, impost, assessment or other governmental charge (including penalties, interest, additions to tax and any other liabilities related thereto).

          "Taxing Authority" means any government or political subdivision or territory or possession of Colombia, the United States, or any jurisdiction in which the Trust, the Company or any of the Company's Restricted Subsidiaries is organized or engaged in business for tax purposes or any authority or agency therein or thereof having power to tax.

          "Telecommunications Business" means the development, ownership and/or operation of one or more telephone, telecommunications or information systems and/or the provision of telephony, telecommunications and/or information services and any related, ancillary or complementary business, including, without limitation, local and long distance telephony, telecommunications and other information and transmission services such as the Internet.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-bbbb), as it may be amended from time to time.

          "Trade Payables" means any accounts payable or other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Trading Day" with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

          "Transaction Date" means, with respect to the incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is incurred and, with respect to any Restricted Payment, the date such Restricted Payment is made.

          "Transtel-Siemens Purchase Agreement" means the Purchase Agreement dated May 23, 1997 and amended October 17, 1997, between the Company and Siemens, for the purchase of certain telecommunications equipment as described in the Offering Memorandum.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to November 1, 2002, provided, however, that if the period from the redemption date to November 1, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 1, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trust" means the Transtel Pass Through Trust, a special purpose Delaware business trust created pursuant to a Trust Agreement, dated as of the date of this Indenture.

          "Trust Agreement" means the Amended and Restated Pass Through Trust Agreement, dated as of the date hereof, among the Company, the Pass Through Trustee and Marine Midland Bank, as registrar and paying agent thereunder.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company), other than a Subsidiary that has given a Subsidiary Guarantee or has Intercompany Notes outstanding, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of $10,000 or less or (B) if such Subsidiary has assets greater than $10,000, (x) that such designation shall be deemed to be at the time of such designation the making of a Restricted Payment at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in Section 4.07, (y) that no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (z) the Company would be permitted to incur $1.00 of additional Indebtedness under
Section 4.08, assuming the effectiveness of such designation. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) all Indebtedness of such Subsidiary could be incurred under
Section 4.08 and (y) no Default or Event of Default shall have occurred and be continuing or result from such designation (treating all outstanding Indebtedness of the Unrestricted Subsidiary as incurred at the time of such designation). Any such designation by the Board of Directors shall be evidenced to the Indenture Trustee by promptly filing with the Indenture Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. GAAP" means, at any date of determination, generally accepted accounting principles in the United States as then in effect.

          "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. Legal Tender" means money of the United States that is legal tender for payment of public and private debts.

          "Wholly-Owned Subsidiary" means any Subsidiary of the Company, all of the outstanding Capital Stock (other than directors' qualifying shares), or in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, of which is owned by the Company or another Wholly-Owned Subsidiary of the Company or a combination thereof.

          Section 1.02. Other Definitions.

                                                 Defined in
                    Term                           Section
          "144A Global Note".................        2.01
          "Additional Notes".................        2.02
          "Affiliate Transaction"............        4.14
          "Agent Members"....................        2.16
          "Authenticating Agent".............        2.02
          "Authorized Agent".................       11.08
          "Bankruptcy Law"...................        4.01
          "Change of Control Date"...........        4.18
          "Change of Control Payment Date"...        4.18
          "Custodian"........................        6.01
          "Default Interest Payment Date.....        2.12
          "Event of Default".................        6.01
          "Guaranteed Indebtedness...........        4.15
          "Initial Notes"....................        2.02
          "Net Proceeds Offer"...............        4.12
          "Net Proceeds Offer Amount"........        4.12
          "Net Proceeds Offer Payment Date"..        4.12
          "Net Proceeds Offer Trigger Date"..        4.12
          "Offer to Purchase.................        4.18
          "Permitted Refinancing"............        4.08
          "Refinancing Indebtedness".........        4.08
          "Regulation S Global Note".........        2.01
          "Restricted Payments"..............        4.07

          Section 1.03. Incorporation by Reference of Trust Indenture Act.

          This Indenture shall be governed by the provisions of the TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Indenture Trustee;

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.


          Section 1.04. Rules of Construction.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5)  provisions apply to successive events and transactions.


                                   ARTICLE 2
                                   THE NOTES

          Section 2.01. Form and Dating.

          The Notes and the Indenture Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them and shall furnish the same to the Indenture Trustee, which shall be in form and substance satisfactory to the Indenture Trustee. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Indenture Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (a "144A Global Note"), deposited with Marine Midland Bank, as custodian for the Depository, duly executed by the Company and authenticated by the Indenture Trustee as hereinafter provided and shall bear the legend set forth in Section 2.15. The aggregate principal amount of a Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee, as custodian for the Depository, as hereinafter provided. Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of one or more permanent global Notes in registered form in substantially the form set forth in Exhibit A (a "Regulation S Global Note"), deposited with Marine Midland Bank, as custodian for the Depository for the operator of Euroclear and Cedel for credit to the respective accounts of the beneficial owners of the Regulation S Global Note, duly executed by the Company and authenticated by the Indenture Trustee as hereinafter provided. The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made on the record of the Indenture Trustee, as custodian for the Depositary, as hereinafter provided. The 144A Global Notes and Regulation S Global Notes are sometimes collectively herein referred to as the "Global Notes."

          Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "Physical Notes") and shall bear the legend set forth in Section 2.15.


          Section 2.02. Execution and Authentication; Aggregate Principal
Amount.

          One Officer shall sign (who shall have been duly authorized by all requisite corporate actions) the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Indenture Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Indenture Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.


          An Opinion of Counsel need not be provided for the authentication of any Notes issued hereunder.

          The Indenture Trustee shall authenticate Notes for original issue in the aggregate principal amount not to exceed $150,000,000 (the "Initial Notes") and from time to time additional Notes in an amount not to exceed $30,000,000 (the "Additional Notes"), upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be issued as Physical Notes or a Global Note and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Indenture Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $180,000,000, except as provided in this paragraph and in Section 2.07.

          The Indenture Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company. The Indenture Trustee initially appoints, and the Company approves the appointment of, Marine Midland Bank, as Authenticating Agent.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.


          Section 2.03. Registrar and Paying Agent.

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where
(a)

Notes may be presented or surrendered for registration of transfer or for exchange, (b) Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Indenture Trustee, may have one or more additional paying agents reasonably acceptable to the Indenture Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Sections 3.07(b), 4.12 and 4.18 neither the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Indenture Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Indenture Trustee shall act as such.

          The Company initially appoints Marine Midland Bank as Registrar and, Paying Agent until such time as Marine Midland Bank has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' written notice to the Company.

          The Indenture Trustee is authorized to enter into a letter of representation with the Depository in the form provided to the Indenture Trustee by the Company and to act in accordance with such letter.


          Section 2.04. Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Indenture Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Indenture Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Indenture Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the

Indenture Trustee and account for any assets disbursed and the Indenture Trustee may at any time during the continuance of any payment default under Article 6, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Indenture Trustee and to account for any assets distributed. Upon distribution to the Indenture Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.


          Section 2.05. Holder Lists.

          The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. The Company shall furnish or cause the Registrar to furnish to the Indenture Trustee promptly after each Record Date and as of such Record Date and at such other times as the Indenture Trustee may reasonably request in writing a list as of such date and in such form as the Indenture Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Indenture Trustee.


          Section 2.06. Transfer and Exchange.

          Subject to Section 2.17 hereof, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Indenture Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 3.07(b), 4.12, 4.18 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

          The Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.


          Section 2.07. Replacement Notes.

          If a mutilated Note is surrendered to the Indenture Trustee or an Agent or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Indenture Trustee shall authenticate a replacement Note if the Indenture Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company, such Agent and the Indenture Trustee, to protect the Company, the Indenture Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Company.


          Section 2.08. Outstanding Notes.

          Notes outstanding at any time are all the Notes that have been authenticated by the Indenture Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Indenture Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Stated Maturity of the Notes the Paying Agent holds U.S. Legal Tender or U.S. Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

          Section 2.09. Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Responsible Officer of the Indenture Trustee has received written notice of such ownership shall be so considered. The Company shall notify the Indenture Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.


          Section 2.10. Temporary Notes.

          Until definitive Notes are ready for delivery, the Company may prepare and the Indenture Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated, the date on which the temporary Notes are to be authenticated, whether such Notes shall bear the Private Placement Legend. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicates in the Officers' Certificate. Without unreasonable delay, the Company shall prepare and the Indenture Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.


          Section 2.11. Cancellation.

          The Company at any time may deliver Notes to the Indenture Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Indenture Trustee any Notes surrendered to them for transfer, exchange or payment. The Indenture Trustee, or at the direction of the Indenture Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Indenture Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Indenture Trustee for cancellation pursuant to this Section 2.11.


          Section 2.12. Defaulted Interest.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Indenture Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Indenture Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Indenture Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section provided; provided that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. New York time on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Indenture Trustee and Paying Agent, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in
Section 6.01(b) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.


          Section 2.13. CUSIP Number.

          The Company in issuing the Notes may use a "CUSIP" number, and, if so, the Indenture Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Indenture Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Indenture Trustee of any change in the CUSIP number.



          Section 2.14. Deposit of Monies.

          Prior to 10:00 a.m. New York City time on each Interest Payment Date, Stated Maturity of the Notes, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Stated Maturity of the Notes, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Stated Maturity of the Notes, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be.


          Section 2.15. Restrictive Legends.

          Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until October 28, 1999, unless otherwise agreed by the Company and the Holder thereof and unless specified in an Officers' Certificate delivered to the Indenture Trustee and Registrar:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION

          IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE ISSUER, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE INDENTURE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE INDENTURE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE INDENTURE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Note shall also bear the following legend on the face thereof:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.


          Section 2.16. Book-Entry Provisions for Global Security.

          (a) Each Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Indenture Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15. Each Global Note shall constitute a single Note for all purposes of this Indenture.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Indenture Trustee as its custodian, or under a Global Note, and the Depository may be treated by the Company, the Indenture Trustee and any Agent of the Company or the Indenture Trustee as the absolute owner of a Global Note for all purposes whatsoever. Agent Members shall hold their interest in a Global Note in accordance with the Applicable Procedures. Accordingly, any Agent Member's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Indenture Trustee or any Agent of the Company from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the Applicable Procedures of the Depository and, in the case of a transfer of a beneficial interest in a Global Note to an Institutional Accredited Investor that is not a QIB, upon delivery of a certificate in the form of Exhibit F by the transferee to the Registrar, provided, however, that no Physical Note shall be issued in any denomination less than the minimum authorized denomination therefor. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for a Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Indenture Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Indenture Trustee for cancellation, and the Company shall execute, and the Indenture Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraph (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

          (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.


          Section 2.17. Special Transfer Provisions.

          (a) Notwithstanding any other provision of this Indenture, transfers and exchanges of Notes and beneficial interests in a Global Note shall be made only in accordance with this Section 2.17.

          (i)  Rule 144A Global Note to Regulation S Global Note.  If the
               -------------------------------------------------
     beneficial owner of a Rule 144A Global Note wishes at any time to transfer all or any portion of such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this clause (a)(i) and the Applicable Procedures. Upon receipt by the Registrar of (A) a written order given in accordance with the Applicable Procedures from the Depository or its authorized representative directing the Registrar to credit or cause to be credited to a specified Depository Agent Member's account a beneficial interest in the Regulation S Global
     Note in a principal amount equal to the beneficial interest in the Rule 144 Global Note to be so transferred, and (B) the proposed transferor of the beneficial interest of the Rule 144A Global Note delivers a certificate in the form of Exhibit G to the Registrar, then the Registrar shall (1) reduce the aggregate principal amount of the Rule 144A Global Note, (2) increase the aggregate principal amount of the Regulation S Global Note by the principal amount of such Notes so transferred, (3) endorse the appropriate schedules of each such Global Note in the amount of such reduction and increase, respectively, and (4) credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note having a principal amount equal to the amount so transferred.

          (ii) Regulation S Global Note to Rule 144A Global Note.  If the
               -------------------------------------------------
     beneficial owner of a Regulation S Global Note wishes at any time to transfer all or any portion of such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, such transfer may be effected only in accordance with the provisions of this clause (a)(ii) and subject to the Applicable Procedures. Upon receipt by the Registrar of (A) a written order given in accordance with the Applicable Procedures from a Depository Agent Member directing the Registrar to credit or cause to be credited to a specified Depository Agent Member's account a beneficial interest in the Rule 144A Global Note in the principal amount equal to the beneficial interest in the Regulation S Global Note to be so transferred, and (B) the proposed transferor of the beneficial interest of the Regulation S Global Note delivers a certificate in the form of Exhibit H to the Registrar, then the Registrar shall (1) reduce the aggregate principal amount of the Regulation S Global Note, (2) increase the aggregate principal amount of the Rule 144A Global Note by the principal amount of such Notes so transferred, (3) endorse the appropriate schedules of each such Global Note in the amount of such reduction and increase, respectively, and (4) credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note having a principal amount equal to the amount so transferred.

        (iii)  Physical Note to a Global Note.  If the Holder of a Physical
               ------------------------------
     Note wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note, such transfer may be effected only in accordance with the provisions of this clause (a)(iii) and subject to the Applicable Procedures. Upon receipt by the Registrar of (A) such Note as provided in
     Section 2.06 and instructions satisfactory to the Registrar directing that a specified principal amount not greater than the principal amount of such Note be credited to a specified Depository Agent Member's account or Euroclear or Cedel participant's account, as the case may be, and (B) the proposed transferor of the Physical Note delivers a certificate in the form of, in the case of sales under Rule 144A, Exhibit H, and in the case of sales under Regulation S, Exhibit G, to the Registrar, then the Registrar shall cancel such Physical Note (and issue a new Physical Note in respect of any untransferred portion thereof) and increase the aggregate principal amount of the Global Note by the principal amount of such Physical Note so transferred.

          (iv) Physical Note to Physical Note.  A Physical Note may be
               ------------------------------
     transferred, in whole or in part, to a Person who takes delivery in the form of another Physical Note, provided that if the Physical Note to be transferred
                            --------
     evidences Restricted Securities, then the Registrar shall have received a certificate from the transferee in the form of Exhibit F from the transferor.

          (v)  Global Note to Physical Note.  A beneficial interest in a Global
               ----------------------------
     Note may be exchanged for a Security that is not a Global Note only as provided in Section 2.16.

          (b) Notwithstanding any other provision of this Indenture, Notes or portions thereof may be transferred or exchanged only in principal amounts of not less than the minimum authorized denomination therefor, and only if, following such transfer or exchange, each Holder would hold Notes with a principal amount of not less than such minimum authorized denomination. Any transfer, exchange or other disposition of Notes in contravention of this
Section 2.17(b) shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or owner of any beneficial interest in such Notes for any purpose, including but not limited to the receipt of interest (including any Additional Interest) payable on such Notes, and such transferee shall be deemed to have no interest whatsoever in such Notes.

          (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after October 28, 1999, or (ii) there is delivered to the Registrar and the Indenture Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Indenture Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          The Indenture Trustee shall be under no duty to monitor compliance with any federal, state or other securities laws.


                                   ARTICLE 3
                                  REDEMPTION

          Section 3.01. Notices to Indenture Trustee.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Indenture Trustee, Registrar and Paying Agent, at least 45 days (unless a shorter period is acceptable to the Indenture Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the redemption date,
(ii) the principal amount at maturity of Notes to be redeemed and (iii) the redemption price.


          Section 3.02. Selection of Notes to Be Redeemed.

          If less than all of the Notes are to be redeemed, the Registrar or Indenture Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Indenture Trustee considers fair and appropriate, provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Registrar or Indenture Trustee from the outstanding Notes not previously called for redemption.

          The Registrar shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.


          Section 3.03. Notice of Redemption.

          Subject to the provisions of Section 4.12, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the principal amount at maturity of the unredeemed portion shall be issued;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) the CUSIP number, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Registrar shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Indenture Trustee and Registrar, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Indenture Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          Section 3.04. Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date at the redemption price.


          Section 3.05. Deposit of Redemption Price.

          Prior to 10:00 a.m. New York time on any redemption date, the Company shall deposit with the Indenture Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Indenture Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Indenture Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          On and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.


          Section 3.06. Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Indenture Trustee shall authenticate for the Holder of the Notes at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


          Section 3.07. Optional Redemption.

          (a) Optional Redemption. The Notes will not be redeemable at the Company's option prior to November 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

          Year                     Percentage
          ----                     ----------
          2002.................       106.250%
          2003.................       104.688%
          2004.................       103.125%
          2005.................       101.563%
          2006 and thereafter..       100.000%

          (b) Optional Redemption Upon Sale of Equity to Strategic Equity Investor. Notwithstanding the foregoing, in the event of the sale by the Company prior to November 1, 2000 of at least $25.0 million of its Capital Stock (other than Disqualified Stock) in one or more Public Equity Offerings, or to one or more Strategic Equity Investors, the Company may, at its option, use the Net Cash Proceeds of such sale or sales of Capital Stock to redeem up to 35% of the Notes at a redemption price equal to 112.50% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the initial principal amount of the Notes (including in such initial principal amount, the initial principal amount of any Additional Notes issued as contemplated by 2.02, if issued prior to the date of redemption pursuant to this paragraph) remains outstanding immediately after such redemption. In order to effect the foregoing redemption with the proceeds of any such sale of Capital Stock (other than Disqualified Stock), the Company shall make such redemption not more than 120 days after the consummation of any such sale or sales of Capital Stock.


          Section 3.08. Mandatory Redemption.

          Except as set forth under Sections 4.12 and 4.18 of this Indenture, the Company shall not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.


                                   ARTICLE 4
                                   COVENANTS

          Section 4.01. Payment of Notes.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the rate borne by the Notes plus 2% per annum, to the extent lawful.

          The term "Bankruptcy Law" means the Law 222 of 1995 of Colombia, the relevant provisions of the Codigo de Comercio (Colombian Commercial Code), and any other similar Colombian law, administrative decree or order intended for the relief of debtors as may be in force from time to time.


          Section 4.02. Maintenance of Office or Agency.

          The Company shall maintain an office or agency (which may be an office of the Indenture Trustee or Registrar or an affiliate of the Indenture Trustee or Registrar) where Notes may be surrendered for registration of transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee.

          The Company shall give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Indenture Trustee as one such office or agency of the Company in accordance with
Section 2.03.


          Section 4.03. Reports.

          For so long as any of the Notes remain outstanding, the Company (at its own expense) shall file with the Indenture Trustee: (i) within 120 days after the end of each fiscal year, (a) audited year-end consolidated financial statements prepared in accordance with GAAP and reconciled to U.S. GAAP and (b) the information described in Item 303 of Regulation S-K under the Securities Act, (ii) by January 30, 1998, (a) unaudited quarterly consolidated financial statements prepared in accordance with GAAP and reconciled to U.S. GAAP and (b) the information described in Item 303 of Regulation S-K under the Securities Act with respect to the quarter ending September 30, 1997 and (iii) thereafter, through and including the quarter ending September 30, 1999, within 75 days after the end of each of the first three fiscal quarters of each fiscal year (year to date only), (a) unaudited quarterly consolidated financial statements prepared in accordance with GAAP and reconciled to U.S. GAAP (provided, that, such quarterly financial statements and reconciliation to U.S. GAAP shall continue to be provided for a period to be agreed to between the Company and the Holders if 66 2/3% in principal amount of the outstanding Senior Notes request) and (b) the information described in Item 303 of Regulation S-K under the Securities Act, with respect to such period. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a). In the event that the Company is not required or shall cease to be required to file reports with the Commission pursuant to the Exchange Act, the Company shall nevertheless continue to file such reports with the Commission and the Indenture Trustee. If the Indenture Trustee (at the Company's request and expense) is to mail the foregoing information to the Holders, the Company shall supply such information to the Indenture Trustee at least five days prior thereto. The Company shall provide to the Holders or prospective purchasers any information concerning the Company reasonably requested by the Holders or such prospective purchasers (including financial statements) necessary in order to permit such Holder or such prospective purchasers to sell or transfer Notes in compliance with Rule 144A promulgated under the Securities Act (including, without limitation. the information specified in Rule 144A(d)(4)).

          Section 4.04. Compliance Certificate.

          (a) The Company shall deliver to the Indenture Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, its obligations under this Indenture and the Escrow and Disbursement Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill, each and every covenant contained in this Indenture and the Escrow and Disbursement Agreement and no such Person is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Escrow and Disbursement Agreement to be performed or observed by it, without regard to any period of grace or requirement of notice provided under this Indenture, including, without limitation, a default in the performance or breach of Sections 4.07 through 4.19 (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Company's fiscal year ends on December 31st of each year.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article Four or Article Five of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Indenture Trustee, forthwith upon any Officer becoming aware of
(i) any Default or Event of Default, (ii) any default under the Escrow and Disbursement

Agreement or (iii) any default under any Indebtedness referred to in Section 6.01(f), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.


          Section 4.05. Taxes.

          The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies imposed on it or any of its Restricted Subsidiaries, as the case may be, except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.


          Section 4.06.  Stay, Extension and Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.


          Section 4.07. Limitation on Restricted Payments.

          So long as any of the Notes are outstanding, the Company and its Restricted Subsidiaries shall not, directly or indirectly, (i) declare or pay any dividend or make any distribution on Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in shares of such Capital Stock held by holders of such Capital Stock or in options, warrants, or other rights to acquire such shares of Capital Stock),
(ii) repurchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any of its Restricted Subsidiaries (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than any such Capital Stock owned by the Company), (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or Indebtedness of Restricted Subsidiaries that is subordinated to the Intercompany Notes, or (iv) make any Investment in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not incur at least $1.00 of Indebtedness under the first paragraph of Section 4.08 (without reliance upon any of the exceptions in clauses (a)(i) through (xi) under Section 4.08) or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Issue Date shall exceed the sum of (1) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which annual or interim financial statements of the Company have been delivered to the Indenture Trustee in compliance with Section 4.03, plus (2) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by this Indenture of (A) its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, or (B) the issuance to a Person who is not a Subsidiary of the Company of Indebtedness of the Company that has been exchanged for or converted into Capital Stock of the Company, plus without duplication of amounts included pursuant to clause (1) above, (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, or designations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), in the aggregate under this subclause (3) not to exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

          The foregoing provision shall not be violated by reason of. (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the payment of dividends or distributions by a Restricted Subsidiary on its Capital Stock to the Company or any other Restricted Subsidiary that owns equity interests in the Restricted Subsidiary making the respective payment; (iii) in connection with a payment of dividends or distributions by a Restricted Subsidiary to its shareholders generally, the payment to the minority shareholders, if any, of such Restricted Subsidiary of dividends or distributions (not to exceed their proportionate share of the dividends or distributions so paid); provided that in no case shall any Affiliate Minority Shareholder be entitled to receive dividends or distributions pursuant to this clause (iii); (iv) so long as no Default or Event of Default shall have occurred and be continuing, the making of any principal payment or repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes, in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of the Capital Stock of the Company; (v) so long as no Default or Event of Default shall have occurred and be continuing, a Permitted Refinancing; or (vi) Permitted Investments; provided, that, with respect to Investments by the Company in a Restricted Subsidiary, no more than an aggregate principal amount of $35.0 million of the gross proceeds of the Initial Notes shall be applied to make Investments in the Capital Stock of Restricted Subsidiaries; and provided, further that the aggregate Investment in any Restricted Subsidiary in the form of Intercompany Notes shall not exceed 20% of the gross proceeds of the Notes. The amounts referred to in clauses (i), (iii) and (iv) shall be included as Restricted Payments in any computation made pursuant to the first paragraph above.

          Not later than the making of any Restricted Payment, the Company shall deliver to the Indenture Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section were computed.


          Section 4.08. Limitation on Indebtedness.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness; provided that the Company and its Restricted Subsidiaries may incur Indebtedness if, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Indebtedness to Annualized EBITDA Ratio as of the date of such incurrence shall not exceed (x) 6.0 to 1.0 if such incurrence occurs on or prior to the second anniversary of the Issue Date, (y) 5.5 to 1.0 if such incurrence occurs after the second anniversary of the Issue Date and on or prior to the third anniversary of the Issue Date and (z) 5.0 to 1.0 if such incurrence occurs thereafter.

          The foregoing limitation shall not apply to: (i) Indebtedness evidenced by the Initial Notes; (ii) the Existing Indebtedness, consisting of
(A) Indebtedness of the Company under the Transtel-Siemens Purchase Agreement in an amount not to exceed $3.4 million; and (B) the Obligations of the Restricted Subsidiaries under the

Global I Leases, Global II Leases and Global III Leases, which in the aggregate shall not exceed $95.0 million; (C) Obligations of the Company under the DIAN Financing in an amount not to exceed $25.0 million; (D) Obligations of the Company under the IBM Financing in an amount not to exceed $3.4 million; (E) Obligations of the Company under the purchase money financing existing on the Issue Date in an amount not to exceed $6.5 million; and (F) Obligations of the Company under the Certificate Guarantee; (iii) the Other Existing Indebtedness;
(iv) the incurrence by the Company or its Restricted Subsidiaries of Bank Indebtedness in an aggregate principal amount at any one time outstanding, together with Indebtedness incurred under clause (xi) below, not to exceed $25.0 million, as such amount may be permanently reduced as specified in Section 4.12; provided that the use of the proceeds of such Bank Indebtedness shall not be used to make Investments; (v) (A) the Guarantee by Restricted Subsidiaries of Bank Indebtedness permitted to be incurred by the Company and (B) the Guarantee by the Company of Bank Indebtedness permitted to be incurred by Restricted Subsidiaries, in each case pursuant to clause (iv) above; (vi) Indebtedness of the Company to any Restricted Subsidiary; provided that (a) any such Indebtedness is unsecured and subordinated, pursuant to a Subordination Agreement, in right of payment to the Notes and (b) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness to a Person not a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness not permitted by this clause (vi); (vii) Indebtedness of a Restricted Subsidiary issued to and held by the Company; provided that (a) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness to a Person not a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness not permitted by this clause (vii) and (b) if such Indebtedness arises from loans or advances made to a Restricted Subsidiary by the Company with the proceeds of the Notes, such Indebtedness shall be evidenced by an Intercompany Note; (viii) the incurrence by the Company or its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $10.0 million at any one time outstanding; (ix) the incurrence (a "Permitted Refinancing") by the Company or its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness incurred pursuant to the first paragraph of this clause (a) or pursuant to clauses (i) (but, only as to clause (i), only to the extent the proceeds thereof are used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control), (ii), (iv), (v), (vii) and (viii) above or theretofore incurred pursuant to this clause (ix) ("Refinancing Indebtedness"); provided that: (a) the net proceeds of such Refinancing Indebtedness shall not exceed the principal amount of and required premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (or if such Indebtedness was issued at an original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of the repayment of such Indebtedness) and reasonable expenses incurred in connection therewith; (b) the Refinancing Indebtedness shall have a final maturity not sooner than, and an Average Life equal to or greater than, the final maturity and remaining Average Life of the Indebtedness being extended, refinanced, renewed, replaced or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced or refunded is subordinated in right of payment to the Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the Notes pursuant to a Subordination Agreement; (d) the obligor with respect to the Refinancing Indebtedness shall be the same as the obligor with respect to the Indebtedness being extended, refinanced, renewed or replaced or refunded, and there shall be no additional guarantors (direct or indirect) with respect to any such Refinancing Indebtedness; and (e) the Refinancing Indebtedness shall be unsecured, secured in compliance with Section 4.09, or, if the Indebtedness being extended, refinanced, renewed, replaced or refunded is secured, the respective Refinancing Indebtedness may be secured, but only to the same extent as the Indebtedness being refinanced, renewed, replaced or refunded; (x) Indebtedness of the Company or any Restricted Subsidiary (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business,
(B) in respect of Currency Agreements or Interest Rate Agreements incurred for the purpose of hedging against currency or interest rate risks with respect to Indebtedness incurred in accordance with the first paragraph of clause (a) of this Section and which the Company in good faith determines is non-speculative in nature and is a bona fide hedge against fluctuations in currency values or interest rates, respectively; provided, that in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreement does not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reasons of fees, indemnities and compensation payable thereunder and in the case of Interest Rate Agreements, the notional amount of such Interest Rate Agreement does not exceed the underlying obligation or amount to which such Interest Rate Agreement relates; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and (xi) Guarantees by the Company of operating leases expensed under GAAP of its Restricted Subsidiaries; provided that the Company's Obligations under such Guarantees and Indebtedness incurred under clause (iv) shall not exceed $25.0 million. The Company and its Subsidiaries may incur Acquired Debt only in compliance with this covenant.

          (b) For purposes of determining any particular amount of Indebtedness under this Section, Liens on such Persons' assets or obligations of such Persons with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above paragraph, the Company shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness in one of such types of Indebtedness and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP. Notwithstanding any other provision of this Section, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this Section shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies after the date of the respective incurrence of Indebtedness otherwise in conformity with the provisions of this Section.


          Section 4.09. Limitation on Liens.

          The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, except for Permitted Liens.

          If the Company or any of its Restricted Subsidiaries shall create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, on any assets or other property to secure Indebtedness in violation of this covenant, the Company or such Restricted Subsidiary, as the case may be, shall make effective provision for securing the Notes equally and ratably with such Indebtedness as to such assets or other property for so long as such Indebtedness shall be so secured.

          Notwithstanding the foregoing, Permitted Liens may not extend to the Escrow Account, the Refinancing Account, the Escrow and Disbursement Agreement or the Intercompany Notes.

          Section 4.10. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries.

          The Company shall not sell, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company, a Wholly-Owned Subsidiary or, in the case of Restricted Subsidiaries, the Municipal Shareholders of such Restricted Subsidiary so long as such Restricted Subsidiary remains a Subsidiary of the Company; (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; (iii) issuances or sales to foreign nationals of shares of Capital Stock of Restricted Subsidiaries, to the extent required by applicable law; and (iv) issuances or sales of Capital Stock of Restricted Subsidiaries to persons who after such issuance or sale will hold a minority interest in such Restricted Subsidiary, provided that in the case of clauses
(ii) and (iv), the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with Section 4.12.


          Section 4.11. Limitation on Preferred Stock of Subsidiaries.

          The Company shall not permit any of its Subsidiaries to issue, directly or indirectly, any Preferred Stock, except (i) Preferred Stock of Subsidiaries outstanding on the Issue Date, (ii) Preferred Stock issued to and held by the Company or a Subsidiary, except that any subsequent issuance or transfer of any Capital Stock which results in any Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any transfer of such Preferred Stock to a Person not a Wholly-Owned Subsidiary will be deemed an issuance of Preferred Stock; (iii) Preferred Stock issued by a Person prior to the time (a) such Person became a Subsidiary, (b) such Person merges with or into a Subsidiary or (c) another Person merges with or into such Person (in a transaction in which such Person becomes a Subsidiary), in each case if such Preferred Stock was not issued in anticipation of such transaction; and (iv) Preferred Stock issued in exchange for, or the proceeds of which are used to refund Indebtedness or refinance Preferred Stock referred to in clause (i) or issued pursuant to clauses (ii) or (iii) (other than Preferred Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is redeemable at the option of the holder thereof or is otherwise redeemable, pursuant to sinking fund obligations or otherwise, prior to the date of redemption or maturity of the Preferred Stock or Indebtedness being so refunded or refinanced); provided that (a) the liquidation value of such Preferred Stock so issued shall not exceed the principal amount or the liquidation value of the Indebtedness or Preferred Stock, as the case may be, so refunded or refinanced and (b) the Preferred Stock so issued (1) shall have a stated maturity not earlier than the stated maturity of the Indebtedness or Preferred Stock being refunded or refinanced and (2) shall have a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness or Preferred Stock being refunded or refinanced.


          Section 4.12. Limitation on Asset Sales.

          The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets (A) exceeds $10.0 million but is less than $25.0 million, the Company shall receive from an independent internationally recognized investment banking firm or independent Colombian investment banking firm or (B) exceeds $25.0 million, the Company shall receive from an independent internationally recognized investment banking firm, a written opinion in customary form as to the fairness, to the Company, of such Asset Sale) and (ii) at least 75% of the consideration received consists of cash or Cash Equivalents.

          Upon the consummation of an Asset Sale, the Company may apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either to (A) permanently prepay any Bank Indebtedness and, in the case of any Bank Indebtedness outstanding under a revolving credit facility, to effect a permanent reduction in the availability under such revolving credit facility, (B) invest in property or assets that are used in a Telecommunications Business, or the acquisition of Capital Stock of any Person primarily engaged in a Telecommunications Business if, as a result of such acquisition, such Person would become a Restricted Subsidiary and such acquisition is in compliance with Section 4.07 or (C) a combination of prepayment and investment permitted by the foregoing clauses (A) and (B). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply any portion of the Net Cash Proceeds relating to such Asset Sale as set forth in Clauses (A), (B) or (C) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A), (B) or (C) of the preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from the Holders on a pro rata basis that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale under this Indenture and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

          Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $5.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $5.0 million, at which time the Company shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $5.0 million or more shall be deemed to be a Net Proceeds Offer Trigger
Date).

          Each Net Proceeds Offer shall be mailed within not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date to the record Holders as shown on the register of Holders, with a copy to the Pass Through Trustee and the Indenture Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender its Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders shall be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of Notes (and the repurchase by the Trust of the Certificates) pursuant to a Net Proceeds Offer (whether or not such rule by its terms would be applied to such offer as a matter of law). To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of this Indenture by virtue thereof


          Section 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          So long as any of the Notes are outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

          The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Issue Date, including those in this Indenture or in the Existing Indebtedness, and any Permitted Refinancings thereof, provided that the encumbrances and restrictions in any such Permitted Refinancings are in the aggregate not materially more restrictive than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law and not due to any contractual arrangement; (iii) in the case of clause (iv) of the first paragraph of this covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness for borrowed money, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, (D) existing pursuant to any purchase money obligations for property solely with respect to the property acquired or (E) existing pursuant to any mortgage or construction financing that imposes restrictions solely on the real property acquired or improved; (iv) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property or assets of, such Restricted Subsidiary; or (v) included in Bank Indebtedness or Guarantees incurred pursuant to clauses (iv) and (v) of the second paragraph of Section 4.08, respectively, so long as, in the case of this clause (v), the relevant restrictions in no event restrict payments to the Company to be used by it to make payments of principal, interest or other amounts as required pursuant to the terms of the Notes or this Indenture other than to require that no such payment be made if there is a default or event of default with respect to the Bank Indebtedness or Guarantees. Nothing contained in this Section shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.


          Section 4.14. Limitation on Transactions with Shareholders and Affiliates.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any legal or beneficial owner (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained at the time of such transaction or at the time of the execution of the agreement providing therefor in a comparable arm's-length transaction with a Person that is not such a Related Person and (ii) the Company delivers to the Indenture Trustee: (x) with respect to any Affiliate Transaction involving aggregate payments in excess of $250,000 but less than $2.5 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above, (y) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $2.5 million but less than $15.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and (A) that such Affiliate Transaction has been approved by at least three disinterested directors of the Board of Directors of the Company and, in any case, by a majority of the disinterested directors of the Board of Directors of the Company or (B) a written opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an independent internationally recognized investment banking firm or independent Colombian investment banking firm with respect to any such Affiliate Transaction, and (z) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $15.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and a written opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an independent internationally recognized investment banking firm with respect to any such Affiliate Transaction.

          Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries, provided such transaction complies with clause (i) in the first paragraph above (other than for amounts paid by a Restricted Subsidiary to the Company in respect of corporate overhead); (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (iv) Global I Leases, Global II Leases and Global III Leases, and any extension, amendment, replacement or renewal thereof on substantially similar terms; (v) any Restricted Payments not prohibited by Section 4.07; or (vi) equipment leases with Affiliates entered into after the Issue Date; provided such leases comply with clause (i) in the first paragraph above and the Company delivers to the Indenture Trustee a resolution of the Board of Directors of the Company set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) in the first paragraph above, and contains terms substantially similar to the terms of Global I leases, Global II Leases and Global III Leases, and any extension, amendment, replacement or renewal thereof.


          Section 4.15. Limitation on Issuances of Guarantees by Restricted Subsidiaries.

          The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guarantee and (ii) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (A) (x) existed at the time such Person became a Restricted Subsidiary and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (B) Guarantees of Bank Indebtedness incurred by the Company pursuant to clause (iv) of the second paragraph of Section 4.08. If the Guaranteed Indebtedness is (A) pari passu with the

Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

          Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Wholly-Owned Subsidiary's Capital Stock in such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee or other Indebtedness which resulted in the creation of such Subsidiary Guarantee, except a release or discharge by or as a result of payment under such Guarantee.

          Under certain circumstances, the Company may cause the execution and delivery of Subsidiary Guarantees. Each Subsidiary Guarantee delivered by a Restricted Subsidiary is limited to such amount as will not, after giving effect thereto, and to all other liabilities of such Restricted Subsidiary, result in such amount constituting a fraudulent transfer or conveyance.


          Section 4.16. Limitation on Modifications to Certain Documents.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to: (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms or provisions of the Intercompany Notes in any manner adverse to the interests of the Holders and the Indenture Trustee under the Pledge Agreement, or forgive or reduce (except to extent resulting from actual repayment to the Company in cash) the principal amount of the Indebtedness evidenced thereunder, or (b) amend or modify any of the terms or provisions of its estatutos sociales or other charter documents and, in the case of the Restricted Subsidiaries, any lease agreement to which an Affiliate of such Restricted Subsidiary or an Affiliate of the Company is a party, in any manner adverse to the interests of the Holders.

          Section 4.17. Conduct of Business.

          The Company and its Restricted Subsidiaries may not, directly or indirectly, engage in any business other than the Telecommunications Business in Latin America; provided that in the event a Change of Control occurs in which one or more Strategic Equity Investors gain control of the Company this covenant shall no longer be of force or effect.


          Section 4.18. Change of Control.

          (a) Upon the occurrence of a Change of Control, the Company shall be required to offer to repurchase (the "Offer to Purchase") all or a portion of each Holder's Notes, in integral multiples of $1,000 pursuant to the offer described in paragraph (b) below, at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The Offer to Purchase shall remain open for at least 20 Business Days and until the close of business on the second Business Day prior to the Change of Control Payment Date.

          (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Indenture Trustee and Paying Agent, which notice shall govern the terms of the Offer to Purchase. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. Such notice shall state:

          (1)  that the Change of Control Offer is being made pursuant to this
     Section 4.18 and that all Notes tendered and not withdrawn will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

          (3)  that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter, signature guaranteed, setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

          (8) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent in accordance with Section 2.14, U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered, (iii) deliver to the Indenture Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company and (iv) deliver to the Paying Agent an Officers' Certificate specifying the Notes or portions thereof being purchased by the Company and the payees of the purchase price. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Indenture Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.18, the Indenture Trustee shall act as the Paying Agent.

          Any amounts remaining after the purchase of Notes pursuant to a Offer to Purchase shall be returned by the Paying Agent (i) to the Company upon its written request if, immediately prior to such Offer to Purchase, the balance of the Escrow Account Available Funds in the Escrow Account equalled zero, or (ii) to the Escrow Agent if the Escrow Account Available Funds from the Escrow Account have been used, in whole or in part, to make such Change of Control Offer and any such funds remain, as the case may be.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes and the repurchase by the Trust of the Certificates) pursuant to a Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the foregoing provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the foregoing provisions of this Indenture by virtue thereof.


          Section 4.19. Disbursement of Funds; Escrow Account.

          The Company shall, on the date of this Indenture, enter into the Escrow and Disbursement Agreement and, pursuant thereto, shall place the Escrow Amount in the Escrow Account held by the Escrow Agent for the benefit of the Holders of the Notes and the Indenture Trustee (in its capacity as such).


          Section 4.20. Payment of Additional Amounts.

          For so long as the Trust is required to pay any amounts on the Certificates, the Company shall pay to the Trust as additional sums on the Notes
(a) such amounts as may be required so that the payments payable by the Trust will not be reduced as a result of any Taxes imposed by any Taxing Authority on payments to the Trust under the Indenture except to the extent that the Trust would not have been obligated to pay Additional Amounts with respect to such amounts if such payment had been made directly by the Trust to the Certificateholder, and (b) such amounts as may be necessary in order to satisfy the obligation of the Trust to pay any (i) Additional Amounts in respect of the Certificates, and (ii) any stamp, issue, transfer, sales, use, value-added property, registration, documentary, enforcement or other similar taxes and other duties (including interest and penalties) payable to any Taxing Authority in respect of the creation, issue or offering of the Certificates or any other documents directly related to such creation, issue or offering; and (c) such amounts as may be required so that the payments payable by the Trust will not be reduced as a result of any Taxes or other liabilities imposed on the Trust, except to the extent that the Company is required to pay such Taxes pursuant to (a) or (b) of this section 4.20.


                                   ARTICLE 5
                                  SUCCESSORS

          Section 5.01.  Merger, Consolidation or Sale of Assets.

          The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property or assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company (other than a consolidation or merger with or into a Restricted Subsidiary with a positive net worth where minority shareholders of Restricted Subsidiaries receive only stock of the surviving entity; provided that, in connection with any such merger or consolidation, clauses (i) and (iv) below are complied with and no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the shareholders of the Company) unless: (i) the Company shall be the surviving Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of Colombia or the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, executed and delivered to the Indenture Trustee, all of the obligations of the Company under the Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Notes, could incur at least $1.00 of Indebtedness under the first paragraph of clause (a) of Section 4.08 (without reliance upon any of the exceptions in (a)(i) through (xi) under Section 4.08); and (iv) the Company delivers to the Indenture Trustee an Officers' Certificate (attaching, if applicable, the arithmetic computations to demonstrate compliance with clause (iii)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.


          Section 5.02. Successor Corporation Substituted.

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such; provided that solely for purposes of computing amounts described in clause (C) of the first paragraph of Section 4.07, any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

          Section 6.01.  Events of Default.

          Each of the following constitutes a "Event of Default":

          (a) default in the payment of principal of, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) default in the payment of interest on the Notes when the same becomes due and payable and such default continues for a period of 30 days;

          (c) failure to perform or comply with the provisions described under Sections 4.12 and 4.18, or the failure by the Company to deposit the amounts required to be deposited in the Escrow Account and Refinancing Account, each in accordance with the Escrow and Disbursement Agreement;

          (d)  failure to comply with the provisions of Article 5;

          (e) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture, the Notes or the Escrow and Disbursement Agreement and such default or breach continues for a period of 30 consecutive days after written notice by the Indenture Trustee or the Holders of 25% or more in aggregate principal amount of the Notes outstanding (other than those refer-red to in (a), (b), (c) or (d));

          (f) there occurs with respect to (A) any issue or issues of Indebtedness (other than Intercompany Notes) of the Company or any Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons or (B) any Intercompany Note of any Restricted Subsidiary, in each case, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its final Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days following such acceleration and/or (II) the failure to make a principal payment at the final Stated Maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default or any longer grace period provided for in such Indebtedness;

          (g) one or more final judgments rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance or bonding company has accepted full liability in writing) aggregating in excess of $5.0 million which judgments are not stayed within 60 days after their entry;

          (h) the Company or any Subsidiary of the Company pursuant to or within the meaning, of any Bankruptcy Law:

          (i) commences a voluntary case, including a "concordato" proceeding or a voluntary liquidation;

          (ii) consents to the entry of an order for relief against it in an involuntary case;

          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

          (iv)   makes a general assignment for the benefit of its creditors;

          (i) a court or administrative authority of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Subsidiary of the Company in an involuntary case;

          (ii) appoints a Custodian of the Company or any Subsidiary of the Company or for all or substantially all of the property of the Company or any Subsidiary of the Company; or

          (iii) orders the liquidation of the Company or any Subsidiary of the Company,

and the order or decree remains unstayed and in effect for 60 consecutive days. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law;

          (j) there occurs with respect to the Global I Purchase Agreement, the Global II Purchase Agreement, the purchase agreements to be entered into in connection with the Global III Leases, or any future Global arrangements permitted under this Indenture an event of default that has caused Siemens to declare Global's Obligations under such purchase agreements to be due and payable prior to such Obligations' Stated Maturity and (A) such Obligations have not been discharged in full, or (B) such acceleration has not been rescinded or annulled within 10 days following such acceleration; and

          (k) failure by Global to perform or comply with the Global Undertaking Letter, or Global rejects being bound by the terms of the Global Undertaking or repudiation by the Company of its obligations under the Escrow and Disbursement Agreement for any reason.


          Section 6.02. Acceleration.

          If any Event of Default (other than an Event of Default specified in clauses 6.01(h) that occurs with respect to the Company and (i) above) occurs and is continuing under this Indenture, the Indenture Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be immediately due and payable at 100% of the unpaid principal thereof plus accrued and unpaid interest thereon, if any, by notice in writing to the Company and the Indenture Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"). Upon such declaration, the principal of, premium, if any, and accrued interest on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (h) or (i) with respect to the Company or (j) of Section 6.01, the foregoing amount shall ipso facto become due and payable without further action or notice. No premium is payable upon acceleration of the Notes except that in the case of an Event of Default that is the result of an action or inaction by the Company or any of its Subsidiaries intended to avoid premiums related to redemptions of the Notes contained in this Indenture or the Notes, the amount declared due and payable will include the premium that would have been applicable on a voluntary prepayment of the Notes or, if voluntary prepayment is not then permitted, the premium set forth in this Indenture.

          At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, but before a judgment or decree for the payment of money due has been obtained by the Indenture Trustee, the Holders of at least a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except non payment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Indenture Trustee its reasonable compensation and reimbursed the Indenture Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default specified in clause (h) of Section 6.01, the Indenture Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.


          Section 6.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Indenture Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture or the Escrow and Disbursement Agreement.

          The Indenture Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.
All remedies are cumulative to the extent permitted by law.


          Section 6.04. Waiver of Past Defaults.

          The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Indenture Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


          Section 6.05. Control by Majority.

          Subject to 2.09, holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Indenture Trustee or exercising any trust or power conferred on it. However, the Indenture Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Indenture Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Indenture Trustee in personal liability.


          Section 6.06. Limitation on Suits.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Indenture Trustee written notice of a continuing Event of Default,

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Indenture Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense;

          (d) the Indenture Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 15-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Indenture Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.


          Section 6.07. Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.


          Section 6.08. Collection Suit by Indenture Trustee.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Indenture Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.


          Section 6.09. Indenture Trustee May File Proofs of Claim.

          The Indenture Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), the Company's creditors or the Company's property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under
Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.


          Section 6.10. Priorities.

          If the Indenture Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:    to the Indenture Trustee, the Agents, and their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Indenture Trustee and the costs and expenses of collection;

          Second:   to Holders of Notes, for amounts due and unpaid on such
Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind to the extent of moneys and securities collected under the Escrow and Disbursement Agreement according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Third:    to the Company or to such party as a court of competent
jurisdiction shall direct.

          The Indenture Trustee may fix a record date and payment date for any payment to Holders of Notes.

          Section 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as a Indenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Indenture Trustee, a suit by a Holder of a Note pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7
                               INDENTURE TRUSTEE

          Section 7.01. Duties of Indenture Trustee.

          (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)   Except during the continuance of an Event of Default:

          (i) the duties of the Indenture Trustee and the Agents shall be determined solely by the express provisions of this Indenture and the Indenture Trustee and the Agents need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee and the Agents, and

          (ii) in the absence of bad faith on their part, the Indenture Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and the Agents and conforming to the requirements of this Indenture. However, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but shall not be obligated to verify the accuracy of the contents thereof.

          (c) The Indenture Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) neither the Indenture Trustee nor any Agent shall be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee or such Agent was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Indenture Trustee or any Agent is subject to paragraphs (a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or incur any liability. The Indenture Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Indenture Trustee security and indemnity satisfactory to the Indenture Trustee against any loss, liability or expense including attorneys fees that might be incurred by it in compliance with such request or direction.

          (f) Neither the Indenture Trustee nor any Agent shall be liable for interest on any money received by it except as the Indenture Trustee or such Agent, as the case may be, may agree in writing with the Company. Money held in trust by the Indenture Trustee or such Agent, as the case may be, need not be segregated from other funds except to the extent required by law.

          (g) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Escrow and Disbursement Agreement as provided in
Section 10.01 and the Global Undertaking Letter. Each Holder of Notes, by its acceptance thereof, authorizes and directs the Indenture Trustee to enter into the Escrow and Disbursement Agreement and the Global Undertaking Letter and to perform its obligations and exercise its rights thereunder in accordance therewith.

          Section 7.02.  Rights of Indenture Trustee.

          (a) The Indenture Trustee and each Agent may conclusively rely upon any document believed by them to be genuine and to have been signed or presented by the proper Person. Neither the Indenture Trustee nor any Agent need investigate any fact or matter stated in the document.

          (b) Before the Indenture Trustee or any Agent acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. Neither the Indenture Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Indenture Trustee or any Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Indenture Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Indenture Trustee and any Agent shall not be liable for any action they take or omit to take in good faith which they believe to be authorized or within their rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by two Officers of the Company.

          (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.


          Section 7.03.  Individual Rights of Indenture Trustee.

          The Indenture Trustee in its individual or any other capacity may become the owner or pledge of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Indenture Trustee, including (i) acting as escrow agent pursuant to the Escrow and Disbursement

Agreement dated as of October 28, 1997 among the Indenture Trustee, in its capacity as such and as escrow agent, and the Company, (ii) acting as collateral agent pursuant to the Pledge Agreement, dated as of October 28, 1997, between the Indenture Trustee, in its capacity as collateral agent, and the Company and
(iii) acting as Guarantee Trustee under the Guarantee (as defined in the Trust Agreement). However, in the event that the Indenture Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Indenture Trustee is also subject to Sections 7.10 and 7.11.


          Section 7.04.  Indenture Trustee's Disclaimer.

          The Indenture Trustee and the Agents shall not be responsible for and make no representation as to the validity or adequacy of this Indenture, the Pledge Agreement, the Escrow and Disbursement Agreement, the Global Undertaking Letter the Guarantee or the Notes, shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, shall not be responsible for the use or application of any money received by any Paying Agent other than the Indenture Trustee and shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.


          Section 7.05.  Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.


          Section 7.06.  Reports by Indenture Trustee to Holders of the Notes.

          Within 60 days after each April 15 beginning with the April 15 following the date of this Indenture, the Indenture Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Indenture Trustee also shall comply with TIA (S) 313(b)(2). The Indenture Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing, to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Indenture Trustee when the Notes are listed on any stock exchange.


          Section 7.07.  Compensation and Indemnity.

          The Company shall pay to the Indenture Trustee and the Agents from time to time reasonable compensation as agreed in writing from time to time for their acceptance of this Indenture and services hereunder. The Indenture Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Indenture Trustee and the Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for their services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Indenture Trustee's and the Agents' agents and counsel.

          The Company shall indemnify the Indenture Trustee and the Agents against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture, the Notes, or the Escrow and Disbursement Agreement, except any such loss, liability or expense as may be attributable to the negligence or bad faith of the Indenture Trustee or such Agent. The Indenture Trustee or such Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee or such Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Indenture Trustee shall cooperate in the defense. The Indenture Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section, the Indenture Trustee and the Agents shall have a lien prior to the Notes on all money or property held or collected by the Indenture Trustee and the Agents, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such lien shall survive the satisfaction and discharge or termination of this Indenture (including any termination under any Bankruptcy
Law) or the resignation or removal of any Agent or the Indenture Trustee, as the case may be.

          When the Indenture Trustee or any Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.


          Section 7.08.  Replacement of Indenture Trustee.

          A resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this Section.

          The Indenture Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and the Company in writing. The Company may remove the Indenture Trustee if:

          (a) the Indenture Trustee falls to comply with Section 7.10;

          (b) the Indenture Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Indenture Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Indenture Trustee or its property; or

          (d) the Indenture Trustee becomes incapable of acting,

          If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason, the Company shall promptly appoint a successor Indenture Trustee. Within one year after the successor Indenture Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Indenture Trustee to replace the successor Indenture Trustee appointed by the Company.

          If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          If the Indenture Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent Jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

          A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Company.
Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee, provided all sums owing to the Indenture Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Indenture Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Indenture Trustee.


          Section 7.09.  Successor Indenture Trustee by Merger, etc.

          If the Indenture Trustee consolidates, merces or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Indenture Trustee.


          Section 7.10.  Eligibility; Disqualification.

          There shall at all times be an Indenture Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Indenture Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Indenture Trustee is subject to TIA (S) 310(b).


          Section 7.11.  Preferential Collection of Claims Against Company.

          The Indenture Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Indenture Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


          Section 7.12.  Appointment of Co-Trustee or Separate Trustee

          Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction the Indenture Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act (at the expense of the Company) as co-trustee or co-trustees, jointly with the Indenture Trustee, or to act as separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity, such title to the property of the Trust, or any part thereof, and, subject to the other provisions of this Section 7.12, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Indenture Trustee of its responsibilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under
Section 7.09 hereunder and no notice to Holders of Notes of the appointment of co-trustee(s) or separate trustee(s) shall be required hereunder.

          In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 7.12, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the property of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Indenture Trustee.

          No trustee under this Indenture shall be personally liable by reason of any act or omission of any other trustee under this Indenture, unless such act or omission results from the negligence or willful misconduct of such trustee. The Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7. Every such instrument shall be filed with the Indenture Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.

          Any separate trustee or co-trustee may, at any time, constitute the Indenture Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The appointment of a co-trustee or separate trustee shall not relieve the Indenture Trustee of its duties hereunder.


                                   ARTICLE 8
                           SATISFACTION AND DISCHARGE

          Section 8.01.  Satisfaction and Discharge of Indenture.

          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Indenture Trustee, on demand of and at the expense of the Company, shall execute instruments in form and substance satisfactory to the Indenture Trustee and the Company acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

               (A) the Company shall have irrevocably paid in full all Guaranteed Obligations (as such term is defined in the Certificate Guarantee) to the Guarantee Trustee (as such term is defined in the Certificate Guarantee) pursuant to the terms of the Certificate Guarantee; or

               (B) all Notes theretofore authenticated and issued (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Indenture Trustee or discharged from such trust, as provided in
          Section 2.04) have been delivered to the Indenture Trustee for cancellation; or

               (C) all such Notes not theretofore delivered to the Indenture Trustee for cancellation

               (i)  have become due and payable; or

               (ii) will become due and payable within one year,

          and the Company, in the case of (C)(i) or (ii) above, has deposited or caused to be deposited with the Indenture Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) together with irrevocable instructions from the Company directing the Indenture Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Indenture Trustee and the Agents under Section 7.07, the obligations of the Indenture Trustee to any Authenticating Agent under
Section 2.02 and, if money shall have been deposited with the Indenture Trustee pursuant to subclause (C) of clause (1) of this Section 8.01, the obligations of the Indenture Trustee under Section 7.05 shall survive.


          Section 8.02.  Application of Monies for Satisfaction and Discharge.

          All money deposited with the Indenture Trustee pursuant to Section
8.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

          Section 9.01.  Without Consent of Holders of Notes.

          From time to time, the Company and the Indenture Trustee, without the consent of the Holders of the Notes, may amend this Indenture for the following purposes, so long as such change does not adversely affect the rights of any of the Holders. The Indenture Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel that such change does not adversely affect the rights of any Holder, in executing any supplemental indenture.

          Notwithstanding Section 9.02 of this Indenture, the Company and the Indenture Trustee may amend or supplement this Indenture, the Notes or the Escrow and Disbursement Agreement without the consent of any Holder of a Note:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
Article 5;

          (d) to execute and deliver any documents necessary or appropriate to release Liens on the Escrow Account and the Refinancing Account as permitted by
Section 10.03;

          (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

          (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

Upon the written request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Indenture Trustee of the documents described in Section 9.06, the Indenture Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Indenture Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.


          Section 9.02.  With Consent of Holders of Notes.

          The Company and the Indenture Trustee may amend or supplement this Indenture, the Notes or the Escrow and Disbursement Agreement or any amended or supplemental Indenture with the written consent of the Holders of Notes of not less than a majority in aggregate principal amount of the Notes then outstanding, and any existing Default and its consequences or compliance with any provision of this Indenture, the Notes or the Escrow and Disbursement Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

          Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Indenture Trustee of evidence satisfactory to the Indenture Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Indenture Trustee of the documents described in Section 9.06, the Indenture Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such amended notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected thereby, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or change the date on which any Note may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof;

          (c) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default relating solely to the principal or interest that has become due solely because of the acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes on or after the due date thereof or to bring suit to enforce such payment;

          (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.12 and 4.18);

          (h) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

          (i) make any change in the foregoing amendment and waiver provisions;
     or

          (j) directly or indirectly release Liens on all or substantially all of the collateral except as permitted by the Escrow and Disbursement Agreement.


          Section 9.03.  Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.


          Section 9.04.  Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Indenture Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

          The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Indenture Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Company shall designate.


          Section 9.05.  Notation on or Exchange of Notes.

          The Indenture Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Indenture Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.


          Section 9.06.  Indenture Trustee to Sign Amendments, etc.

          The Indenture Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Indenture Trustee. If it does, the Indenture Trustee may but need not sign it. In signing such amendment the Indenture Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.


                                   ARTICLE 10
                            COLLATERAL AND SECURITY


          Section 10.01.  Escrow and Disbursement Agreement.

          The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment

Date, at the Stated Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Indenture Trustee under this Indenture with respect to the Notes, and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Escrow and Disbursement Agreement which the Company, the Escrow Agent and the Indenture Trustee have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Escrow and Disbursement Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of the amounts deposited in the Escrow Account or the Refinancing Account) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Escrow Agent and the Indenture Trustee to enter into the Escrow and Disbursement Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Indenture Trustee copies of the Escrow and Disbursement Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow and Disbursement Agreement, to assure and confirm to the Indenture Trustee the security interest in the Escrow Account and the Refinancing Account contemplated by the Escrow and Disbursement Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Notes, according to the intent and purposes expressed in the Escrow and Disbursement Agreement. The Company shall take any and all actions reasonably required to cause the Escrow and Disbursement Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the amounts deposited in the Escrow Account and Refinancing Account, in favor of the Indenture Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens.


          Section 10.02.  Recording and Opinions.

          (a) The Company shall furnish to the Indenture Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Escrow and Disbursement Agreement, and reciting with respect to the security interests in the Escrow Account and Refinancing Account, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

          (b) The Company shall furnish to the Escrow Agent and the Indenture Trustee on October 28, 1997, and on each October 28 thereafter until the date upon which the balance of Escrow Account Available Funds and Refinancing Account Available Funds shall have been reduced to zero, an Opinion of Counsel, dated as of such date, either (i) stating that (A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Escrow and Disbursement Agreement and reciting with respect to the security interests in the Escrow Account and the Refinancing Account the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Indenture Trustee hereunder and under the Escrow and Disbursement Agreement with respect to the security interests in the Escrow Account and the Refinancing Account or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.


          Section 10.03. Release of Amounts Deposited in the Escrow Account or the Refinancing Account.

          (a) Subject to subsections (b), (c) and (d) of this Section 10.03, amounts in the Escrow Account or the Refinancing Account may be released from the Lien and security interest created by the Escrow and Disbursement Agreement only in accordance with the provisions of the Escrow and Disbursement Agreement.

          (b) Except to the extent that any Lien on proceeds of the Escrow Account or the Refinancing Account is automatically released by operation of
Section 9-306 of the Uniform Commercial Code or other similar law, no amounts deposited in the Escrow Account or the Refinancing Account shall be released from the Lien and security interest created by the Escrow and Disbursement Agreement pursuant to the provisions of the Escrow and Disbursement Agreement, other than pursuant to the terms thereof, unless there shall have been delivered to the Indenture Trustee the certificate required by Section 10.03(d) and
Section 10.04.

          (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes issued on the Issue Date shall have been accelerated (whether by declaration or otherwise), no amounts deposited in the Escrow Account or the Refinancing Account shall be released pursuant to the provisions of the Escrow and Disbursement Agreement, and no release of amounts deposited in the Escrow Account or the Refinancing Account in contravention of this Section 10.03(c) shall be effective as against the Holders of Notes, except for the disbursement of all Escrow Account Available Funds and Refinancing Account Available Funds to the Indenture Trustee pursuant to Section 6(b) of the Escrow and Disbursement Agreement.

          (d) The release of any amounts deposited in the Escrow Account or the Refinancing Account from the Liens and security interests created by this Indenture and the Escrow and Disbursement Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the amounts deposited in the Escrow Account or the Refinancing Account are released pursuant to the terms hereof or, subject to complying with the requirements of this Section 10.03, pursuant to the terms of the Escrow and Disbursement Agreement. To the extent applicable, the Company shall cause TIA (S) 314(d) relating to the release of property or securities from the Lien and security interest of the Escrow and Disbursement Agreement to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Indenture Trustee in the exercise of reasonable care.


          Section 10.04.  Certificates of the Company.

          The Company shall furnish to the Indenture Trustee, prior to any proposed release of the amounts in the Escrow Account or the Refinancing Account other than pursuant to the express terms of the Escrow and Disbursement Agreement, (i) all documents required by Section 314(d) of the TIA and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by
Section 314(d) of the TIA. The Indenture Trustee may, to the extent permitted by Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

          Section 10.05. Authorization of Actions to be Taken by the Indenture Trustee Under the Escrow and Disbursement Agreement.

          Subject to the provisions of Section 7.01 and 7.02, the Indenture Trustee may, without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to
(a) enforce any of the terms of the Escrow and Disbursement Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Indenture Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Escrow Account or the Refinancing Account by any acts that may be unlawful or in violation of the Escrow and Disbursement Agreement or this Indenture, and such suits and proceedings as the Indenture Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Escrow Account and the Refinancing Account (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Indenture Trustee).


          Section 10.06. Authorization of Receipt of Funds by the Indenture Trustee Under the Escrow and Disbursement Agreement.

          The Indenture Trustee is authorized to receive any funds for the benefit of the Holders of Notes disbursed under the Escrow and Disbursement Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.


          Section 10.07.  Termination of Security Interest.

          Upon the earliest to occur of (i) the date upon which the balance of Escrow Account Available Funds and Refinancing Account Available Funds shall have been reduced to zero, and (ii) the payment in full of all obligations of the Company under this Indenture and the Notes, the Indenture Trustee shall, at the written request and cost of the Company, release the Liens pursuant to this Indenture and the Escrow and Disbursement Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

                                   ARTICLE 11
                                 MISCELLANEOUS

          Section 11.01.  Trust Indenture Act Controls.

          If any provision of this Indenture limits. qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.


          Section 11.02.  Notices.

          Any notice or communication by the Company or the Indenture Trustee to the other is duly given if in writing and delivered in Person, by telex, facsimile or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

          Transtel S.A.
          Calle 19N, No. 2-29
          40th Floor
          Cali, Colombia
          Facsimile No.:  (572) 667-5423
          Attention:  Guillermo Lopez, President

          If to the Indenture Trustee:

          Marine Midland Bank
          140 Broadway
          12th Floor
          New York, New York  10005
          Facsimile No.:  (212) 658-6425
          Attention:  Corporate Trust Department - Transtel

          The Company or the Indenture Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications hereunder shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if sent by facsimile; and upon acknowledgment of receipt by the recipient thereof, if sent by overnight air courier.

          Any notice or notification to a Holder of a Note shall be given by overnight air courier guaranteeing next day delivery or by hand to its address shown on the register kept by the Registrar. Any notice or communication shall also be so delivered to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to deliver a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

          If the Company delivers a notice or communication to Holders of Notes, it shall deliver a copy to the Indenture Trustee and each Agent at the same time.

          All notices and communications hereunder shall be in English or accompanied by an English translation.


          Section 11.03. Communication by Holders of Notes with Other Holders of Notes.

          Holders of the Notes may communicate pursuant to TIA (S) 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Indenture Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).


          Section 11.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Indenture Trustee or any Agent to take any action under this Indenture, the Company shall furnish to the Indenture Trustee or such Agent:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Indenture Trustee or such Agent (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Indenture Trustee or such Agent (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Section 11.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.


          Section 11.06.  Rules by Indenture Trustee and Agents.

          The Indenture Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.


          Section 11.07. No Personal Liability of Partners, Directors, Officers, Employees and Stockholders.

          No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Escrow and Disbursement Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          Section 11.08.  Governing Law.

          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, NEW YORK, U.S.A., IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

          The Company has appointed CT Corporation Systems, Inc., 1633 Broadway, New York, New York 10019, as its authorized agent ("Authorized Agent") to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any legal suit, action or proceeding arising out of or relating to this Indenture or the Notes which may be instituted in any federal or state court sitting in The City of New York, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for a period of three years from the Stated Maturity of the Notes. Such service may be made by delivering a copy of such process to the Company in care of the Authorized Agent at the address specified above for the Authorized Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Authorized Agent to accept such service on its behalf. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect. If the Authorized Agent shall cease to act as the Company's agent in The City of New York for service of process, the Company shall appoint without delay another such agent and notify the Indenture Trustee of such appointment.

          To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any proceeding at any time brought against the Company or any of its revenues, assets or properties or with respect to any suit, action or proceeding at any time brought for the purpose of enforcing or executing any judgment in any jurisdiction in which any specified court or other court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, to the extent of such immunity, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States).


          Section 11.09.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


          Section 11.10.  Successors.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Indenture Trustee in this Indenture shall bind its successor.

          Section 11.11.  Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


          Section 11.12.  Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


          Section 11.13.  Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                              SIGNATURES


                              TRANSTEL S.A.


                              By: /s/ Guillermo O. Lopez
                                 __________________________________
                                 Name:  Guillermo O. Lopez
                                 Title: President and Chief Executive Officer


                              MARINE MIDLAND BANK



                              By: /s/ Robert A. Conrad
                                 __________________________________
                                 Name:  Robert A. Conrad
                                 Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------

                                                          CUSIP No.: ___________
                                 TRANSTEL S.A.

                          12 1/2% SENIOR NOTE DUE 2007

No. ______

          TRANSTEL S.A., a sociedad anonima organized under the laws of the Republic of Colombia (the "Company", which term includes any successor entity),
for value received promises to pay to                     or registered assigns,
the principal sum of                    Dollars, on November 1, 2007.

          Interest Payment Dates:  May 1 and November 1

          Record Dates (whether or not a Business Day):  April 15 and October 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[The following legend to be placed on each Note that constitutes a Restricted
Security:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE ISSUER, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE INDENTURE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE INDENTURE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT,
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE

EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE INDENTURE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

[The following legend to be placed on each Global Note:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE.]

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted herein.

                              TRANSTEL S.A.


                              By:___________________________________________
                                  Name:
                                  Title:


Dated:  ______ __, ____

                         CERTIFICATE OF AUTHENTICATION

          This is one of the 12 1/2% Senior Notes due 2007 referred to in the within-mentioned Indenture.

                              MARINE MIDLAND BANK, as Authenticating Agent



                              By:___________________________________________
                                  Authorized Signatory

                             (REVERSE OF SECURITY)

                          12 1/2% Senior Note due 2007


     The Company acknowledges that the initial Holder of the Notes is the Transtel Pass Through Trust, a special purpose Delaware business trust (the "Trust"). The Trust will purchase the Notes with the proceeds of the sale of its 12 1/2% Pass Through Trust Certificates due 2007 (the "Certificates").

          1. Interest. TRANSTEL S.A., a Sociedad anonima organized under the law of the Republic of Colombia (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. If the Company fails to fulfill its obligations under Section 2 or Section 3 of the Registration Rights Agreement, dated as of October 28, 1997, among the Company, the Trust and the Initial Purchaser (as defined in the Indenture) (the "Registration Rights Agreement"), the Company shall pay, as liquidated damages, additional interest on the Notes ("Additional Interest") as follows (each such
                                   -------------------
event referred to in clauses (i) through (iii) below, a "Registration Default"
                                                         --------------------
and each of which shall be given independent effect):

          (i) if the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) has not been filed on or prior to the 150th day following the Issue Date, then commencing on the 151st day after the Issue Date, Additional Interest shall accrue on the Notes over and above the accrued interest at a rate of 0.50% per annum for the first 90 days immediately following such 151st day;

          (ii) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 210th day following the Issue Date, then commencing on the 211th day after the Issue Date, Additional Interest shall accrue on the Notes included or which should have been included in such Registration Statement over and above the accrued interest at a rate of 0.50% per annum for the first 90 days immediately following such 211th day; and

          (iii) if (A) the Trust has not exchanged Exchange Certificates (as defined in the Registration Rights Agreement) for all Certificates validly tendered in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement), (B) the Shelf Registration Statement (as defined in the Registration Rights Agreement) is not filed on or prior to the 30th day following delivery of the Shelf Notice (as defined in the Registration Rights Agreement), (C) the Shelf Registration Statement is not declared effective on or prior to the 60th day following the delivery of the Shelf Notice or (D) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, has been declared effective and ceases to be effective, then Additional Interest shall accrue on the

     Notes over and above the accrued interest at a rate of 0.50% per annum for the first 90 days commencing on the day after such Registration Default;

such Additional Interest rate, in the case of each of (i), (ii) and (iii) above, to increase by an additional 0.50% per annum at the beginning of each subsequent 90-day period; provided, however, that in no event shall the amount of
               --------  -------
Additional Interest exceed 2.00% in the aggregate pursuant to this Section 1; provided further, that (1) upon the filing of the Exchange Offer Registration
----------------
Statement (in the case of clause (i) of this Section 1), (2) upon the effectiveness of the Exchange Offer Registration Statement (in the case of clause (ii) of this Section 1), or (3) upon the exchange of Exchange Certificates for all Certificates tendered (in the case of clause (iii)(A) of this Section 1), the filing of the Shelf Registration Statement (in the case of clause (iii)(B) of this Section 1), the effectiveness of the Shelf Registration Statement (in the case of clause (iii)(C) of this Section 1), or upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, which had ceased to remain effective (in the case of clause (iii)(D) of this Section 1), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue; provided, however, that at such time as the Shelf Registration Statement or the Exchange Offer Registration Statement, as the case may be, shall again cease to remain effective, Additional Interest shall resume to accrue in the manner and for the time periods specified above.

          Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 28, 1997. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on each Interest Payment Date, commencing May 1, 1998. Interest will be computed on the basis of a 360-year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed. The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum, to the extent lawful.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) or on Additional Interest, if any, in respect of the Notes to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, Marine Midland Bank will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders.

          4. Indenture. The Company issued the Notes under an Indenture, dated as of October 28, 1997 (the "Indenture"), between the Company and Marine Midland Bank, as Indenture Trustee (the "Indenture Trustee"). This Note is one of a duly authorized issue of Notes of the Company designated as its 12 1/2% Senior Notes due 2007 (the "Notes"). The Notes are limited in aggregate principal amount to $180,000,000, except as otherwise provided in the Indenture. The Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

          5. Optional Redemption. (a) The Notes will not be redeemable at the Company's option prior to November 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

          Year                      Percentage
          ----                      ----------
          2002......................  106.250%
          2003......................  104.688%
          2004......................  103.125%
          2005......................  101.565%
          2006 and thereafter.......  100.000%.

          (b) Optional Redemption Upon Sale of Equity to Strategic Equity Investor. Notwithstanding the foregoing, in the event of the sale by the Company prior to November 1, 2000 of at least $25.0 million of its Capital Stock (other than Disqualified Stock) in one or more Public Equity Offerings, or to one or more Strategic Equity Investors, the Company may, at its option, use the Net Cash Proceeds of such sale or sales of Capital Stock to redeem up to 35% of the Notes at a redemption price equal to 112.50% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the initial principal amount of the Notes (including in such initial principal amount, the initial principal amount of any Additional Notes issued as contemplated by Section 2.02 of the Indenture, if issued prior to the date of redemption pursuant to this paragraph) remains outstanding immediately after such redemption. In order to effect the foregoing redemption with the proceeds of any such sale of Capital Stock (other than Disqualified Stock), the Company shall make such redemption not more than 120 days after the consummation of any such sale of Capital Stock.

          The Notes are not entitled to the benefit of any sinking fund.

          6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          7. Offers to Purchase. Sections 4.12 and 4.18 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture) subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not resister the transfer of or exchange of any Notes or portions thereof selected for redemption.

          9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years after such principal or interest has become due and payable, the Indenture Trustee and the Paying Agent will pay such money back to the Company. After that, all liability of the Indenture Trustee and such Paying Agent with respect to such money shall cease.

          11. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Indenture Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          12. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among, other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article 5 of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

          13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, issue Preferred Stock of its Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Indenture Trustee on compliance with such limitations.

          14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

          15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Indenture Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Indenture Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Indenture Trustee in its exercise of any trust or power. The Indenture Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with
Article 5 of the Indenture) if it determines that withholding notice is in their interest.

          16. Indenture Trustee Dealings with Company. The Indenture Trustee under the Indenture, in its individual or an other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Indenture Trustee.

          17. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          18. Authentication. This Note shall not be valid until the Indenture Trustee or Authentication Agent manually signs the certificate of authentication on this Note.

          19. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

          20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

          21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          22. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Transtel S.A., Calle 19N, No. 2-29, 40th Floor, Cali, Colombia, Attention: Guillermo Lopez, President.

                                ASSIGNMENT FORM


          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: ___________________   Signed:  ____________________


                    NOTICE: The signature to any endorsement hereon must correspond with the name as written upon the face of the
                    Note in every particular, without alteration or enlargement or any change whatever.

                    If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Note, must be forwarded with this Note.

                       (Sign exactly as your name appears
                        on the other side of this Note)


Signature guarantee:  __________________

                    All endorsements or assignments of the Note must be guaranteed by an "eligible guarantor institution" (including, but not limited to, a

                    New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by bank or trust company having an office or correspondent in The City of New York) meeting the requirements of the Indenture Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Indenture Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.18 of the Indenture, check the appropriate box:

          Section 4.12  [            ]
          Section 4.18  [            ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or 4.18 of the Indenture, state the amount you elect to have purchased:

$___________________

Dated: _____________      ______________________________

                          NOTICE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Note in every particular, without alteration or enlargement or any change whatever.

                          If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Note, must be forwarded with this Note.

Signature guarantee:  ____________________________________

                          All endorsements or assignments of the Note must be guaranteed by an "eligible guarantor institution" (including, but not limited to, a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by bank or trust company having an office or correspondent in The City of New York) meeting the requirements of the Indenture Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Indenture Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                           FORM OF INTERCOMPANY NOTE

     In the city of Cali, Colombia, this ___ ( ) day of the month of ______, of one thousand nine hundred and ninety seven (1997), the undersigned, [NAME OF RESTRICTED SUBSIDIARY], (hereinafter referred to as "THE COMPANY"), incorporated on ________, through Public Deed No.___ issued by the _________ Notary Public Office of _______, and registered before the Mercantile Registry of the Chamber of Commerce of _____ on ____________________ under number ______, Volume ___, being represented in this act by ____________________ identified with citizenship identification card No. _______________________ of legal age, domiciled in the city of _____, in his capacity as its manager and legal representative pursuant to the corporate by-laws of the corporation as evidenced in the certificate of compliance which is attached hereto as an integral part of this Promissory Note, shall pay unconditionally to TRANSTEL S.A. or to its order, the sum of ____________ DOLLARS OF THE UNITED STATES OF AMERICA ( ), on ____ of ________, one thousand nine hundred ninety _________ ( ), unless the payment of this Promissory Note is accelerated prior thereto as described below. [The rate of exchange to be used to be defined].

The COMPANY promises to pay ________ (    %) interest on the unpaid principal
amount hereof in like manner at the offices of TRANSTEL S.A. in Cali, Colombia from the date hereof until the principle amount hereof is fully paid.

In the event of delayed payment, the COMPANY shall pay interest at the rate of _________ percent ( %) from the date on which payment is due until the amount due is fully paid.

This Promissory Note evidences certain permitted Intercompany Indebtedness referred to in the Indenture dated as of October 28, 1997 between TRANSTEL S.A. and Marine Midland Bank as trustee (as amended modified or supplemented from time to time, the Indenture) and is subject to the provisions thereof, and shall be pledged by TRANSTEL S.A. pursuant to the PLEDGE AGREEMENT (as defined in the Indenture). The COMPANY hereby acknowledges and agrees that the PLEDGEE pursuant to and as defined in the PLEDGE AGREEMENT as in effect from time to time, may exercise all rights provided therein with respect to this Promissory Note.

This Promissory Note shall automatically become due and payable upon the acceleration of the 12.5% Senior Notes due 2007 issued by TRANSTEL S.A. under the Indenture.

This Promissory Note represents a senior unsecured obligation of the COMPANY and ranks senior in right of payment to all existing and future subordinated indebtedness of the company and ranks pari passu with all existing and future senior indebtedness of the COMPANY.

In witness whereof, this negotiable instrument is executed on the date above written.

The Restricted Subsidiary,




____________________________________
Name of the Restricted Subsidiary


MMI/SJS
10355/201

                                                                     EXHIBIT C

                                PLEDGE AGREEMENT

 This PLEDGE AGREEMENT (the "AGREEMENT") is made and entered into as of the 28th day of the month of October, of one thousand nine hundred and ninety seven
 (1997), by and between MARINE MIDLAND BANK, not in its individual capacity but solely as collateral agent for the benefit of the holders of the Senior Notes (hereinafter referred to as the "PLEDGEE") a banking corporation and trust company domiciled in 140 Broadway, New York, NY 10005, United States of America, incorporated under the laws of the State of New York, United States of America, on December 31, 1993, being represented in this act by Robert Conrad, of legal age, domiciled in the city of New York, in his capacity as (capacity of the person executing the pledge) pursuant to the corporate by-laws of the corporation; and, TRANSTEL S.A., (hereinafter referred to as the "PLEDGOR"), a corporation domiciled in Cali, Colombia, incorporated on August 23, 1993, through Public Deed No. 3097 issued by the Fourteenth Notary Public Office in Cali, and registered before the Mercantile Registry of the Chamber of Commerce of Cali on September 10, 1993 under number 69826, Volume IX, and Tax Identification Number 800.206.541-0, being represented in this act by GUILLERMO
 O. LOPEZ ESQUIVEL, of legal age, domiciled in the city of Cali, identified with citizen identification card number 16.614.481 issued in Cali, in his capacity as manager and legal representative of the corporation pursuant to the corporate by-laws of the corporation as evidenced in the certificate of compliance which is attached hereto as an integral part of this AGREEMENT.

     WHEREAS, the PLEDGOR has entered into an Indenture, dated as of October 28, 1997, (as amended, modified or supplemented from time to time, the "Indenture"), with Marine Midland Bank, as trustee (together with any successor thereto pursuant to the terms of the Indenture, the "Trustee"), providing for the issuance by the PLEDGOR of up to $180.000.000 principal amount of its 12.5k Senior Notes due 2007 (as amended, modified or supplemented from time to time, the "Senior Notes"), the holders from time to time of the Senior Notes being hereinafter called the "Noteholders";

     WHEREAS, the PLEDGOR has issued initially US$150.000.000 principal amount of Senior Notes, under a private placement in the State of New York, United States of America, the 28th day of the month of October, of one thousand nine hundred and ninety seven (1997) (hereinafter referred to as the "Issue");

     WHEREAS, the net proceeds of the Issue will be used by the PLEDGOR as described in the final Offering Memorandum, dated October 21, l997, including the making of intercompany loans to its Restricted Subsidiaries (as defined in the Indenture);

     WHEREAS, the PLEDGOR will grant to the PLEDGEE for the benefit of the Noteholders, in order to secure the PLEDGOR's obligations under the Senior Notes, a pledge of all of the Intercompany Notes (as defined in the Indenture issued by its Restricted Subsidiaries to secure loans made by the PLEDGOR to such Restricted Subsidiaries with the proceeds of the Senior Notes;

     WHEREAS, these Intercompany Notes evidence certain permitted Intercompany Indebtedness of each Restricted Subsidiary:

     WHEREAS, it is a condition precedent to the issuance of the Senior Notes pursuant to the Indenture, that the PLEDGOR shall have executed and delivered to the PLEDGEE this AGREEMENT;

     WHEREAS, the PLEDGOR desires to execute this AGREEMENT to satisfy the conditions described in the preceding paragraph;

     THE PLEDGOR AND THE PLEDGEE; HEREBY AGREE; AS FOLLOWS:

     All capitalized words not defined herein shall have the meaning assigned to them in the Indenture.

     CLAUSE ONE (1): The PLEDGOR in accordance with the Colombian Commercial Code (articles 1200 to 1206) hereby constitute a Closed Pledge with Tenancy in favor of THE PLEDGEE over all INTERCOMPANY NOTES at any time issued to the PLEDGOR by its Restricted Subsidiaries, which INTERCOMPANY NOTES shall be in the form of Exhibit A hereto.

     Thus, the PLEDGOR assigns to the PLEDGEE the power to collect the same at their maturity with the specific purpose that said sums secure the prompt payment of any and all amounts owed under the Senior Notes including, without limitation, principal, interest, default interest, taxes, commissions, and all other expenses incurred by the PLEDGEE (including attorneys fees in the event of a judicial claim).

 The PLEDGEE is expressly and irrevocably authorized to apply any amounts that it receives, to the payment o$ any obligations under the Senior Notes. However if the amounts recovered under this Pledge are insufficient to pay the obligations under the Senior Notes THE PLEDGOR shall be obligated to pay such amounts as remain outstanding

     CLAUSE TWO (2): This AGREEMENT shall secure the obligation consisting of the full and prompt payment when due by the PLEDGOR of: (i) the principal amount of the Senior Notes, payable on November 1, 2007, or in the event of a redemption or acceleration or otherwise, each in accordance with the terms of the Indenture, and (ii) the semi-annual payment of the interest accrued on the Senior Notes at the rate of 12.5%, commencing on May 1, 1998. However, this pledge shall be in effect for so long as there are any amounts outstanding under the Senior Notes.

     CLAUSE THREE (3): The signatories of this AGREEMENT agree that the following shall constitute events of default under this AGREEMENT ( each such event hereinafter referred to as an "Event of) Default"): (i) an Event of Default (as defined in the Indenture) occurs under the Indenture and such Event of Default is continuing, (ii) if in the opinion of the PLEDGEE, there is any deterioration of the value of the Intercompany Notes given in pledge. and (iii) if there shall be any material adverse change in the financial condition of the PLEDGOR.

     CLAUSE FOUR (4): Upon the occurrence of any Event of Default, the PLEDGEE may exercise any and all of the following rights and remedies: (i) declare all indebtedness secured hereby, or any part thereof, immediately due and payable without demand or notice and proceed to collect the same, this exercise any or all of the rights, powers and remedies with respect to the Intercompany Notes available under the Colombian Commercial Code or Civil Procedure Code,
(iii) receive directly all amounts payable in respect of the Intercompany Notes to the PLEDGOR, (iv) transfer all or any part of the Intercompany Notes into the PLEDGEE's name or the name of its nominee or nominees, and (v) accelerate any Intercompany Note which may be accelerated in accordance with its terms, and take any other action to collect upon any Intercompany Note (including without limitation to make any demand for payment thereon).

     CLAUSE FIVE (5): The PLEDGOR hereby represents and warrants to the PLEDGEE that: (i) it is the legal owner of record and beneficial owner of, and has a good and marketable title to, all Intercompany Notes pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation or security interest, except as created by this AGREEMENT; (ii) it has full power, authority, and legal right to pledge all of the Intercompany Notes pledged by it pursuant to this AGREEMENT, (iii) this AGREEMENT has been duly authorized, executed and delivered by the PLEDGOR and constitutes a legal, binding obligation of the PLEDGOR enforceable in accordance with its terms, (iv) no consent of any other party (including without limitation, any stockholder or creditor of the PLEDGOR or any of its Restricted Subsidiaries) and its consent, license, permit, approval, or authorization of exemption by, notice or report to, or registration, filing or declaration with any governmental authority is required to be obtained by the PLEDGOR in connection with the execution, delivery or performance of this AGREEMENT, (iv) the execution, delivery and performance of this AGREEMENT does not violate any provision of any applicable law or regulation or of any order of any judge, arbitrator or governmental authority, domestic or foreign, or of the by-laws of the PLEDGOR or its Restricted Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement, or other material agreement, instrument or undertaking to which the Pledgor or any of its Restricted Subsidiaries is a party or which purports to be binding upon the PLEDGOR or any of its Restricted Subsidiaries or upon any of their respective assets, and will not result in the creation or impression of any lien or encumbrance on any of the assets of the PLEDGOR or any of its Restricted Subsidiaries except as contemplated by this AGREEMENT, each of the Intercompany Notes when executed by the relevant Restricted Subsidiary thereof will be a legal valid and binding obligation of such Restricted Subsidiary, and (vi) the pledge of the Intercompany Notes to the PLEDGEE pursuant to this AGREEMENT, together with the delivery of the Intercompany Notes to the PLEDGEE pursuant to this AGREEMENT, creates a valid and perfected first priority security interest in such Intercompany Notes and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of the PLEDGOR which would include the Intercompany Notes.

     CLAUSE SIX (6): The PLEDGOR covenants and agrees that it will defend the PLEDGEE's right, title, and security interest in and to the Intercompany Notes and the proceeds thereof against the claims and demands of all persons whomsoever.

     CLAUSE SEVEN (7): when all the liabilities specified in CLAUSE TWO (2) hereof shall have been paid in full, this AGREEMENT shall terminate, and the PLEDGEE shall deliver to the PLEDGOR the pledged Intercompany Notes then held by it.

     CLAUSE EIGHT (8): This AGREEMENT shall in a11 respects be construed in accordance with and governed by the laws of the Republic of Colombia.

     CLAUSE NINE (9): The PLEDGOR agrees that it will join with the PLEDGEE in executing and, at the PLEDGOR's own expense, file such documents ae the PLEDGEE may deem necessary or sand wherever required or permitted by law in order to perfect and preserve the PLEDGEE's security interest in the Intercompany Notes, and agrees to do such further acts and things and to execute and deliver to the PLEDGEE such additional conveyances, assignments, agreements, and instruments as the PLEDGEE may reasonably require or deem advisable to carry into effect the purposes of this AGREEMENT or to further assure and confirm unto the PLEDGEE its rights, powers and remedies hereunder.

 IN WITNESS WHEREOF the parties hereto have executed this AGREEMENT THE DAY AND YEAR FIRST ABOVE WRITTEN.

TRANSTEL, S.A.,


/s/ GUILLERMO O. LOPEZ ESQUIVEL
----------------------------------------
GUILLERMO O. LOPEZ ESQUIVEL
Legal Representative

MARINE MIDLAND BANK, as collateral
agent for the benefit of the holders
of the Senior Notes.


/s/ ROBERT A. CONRAD
----------------------------------------
ROBERT A. CONRAD
Vice President

                                                                       EXHIBIT D
                                                                       ---------


                         FORM OF SUBSIDIARIES GUARANTEE
                         ------------------------------


     SUBSIDIARIES GUARANTEE, dated as of __________, __ _____ (as amended, modified or supplemented from time to time, this "Guarantee"), made by ____________ (the "Guarantor"). Except as otherwise defined herein, capitalized terms used herein and defined in the Indenture (as defined below) shall be used herein as thereon defined.


                              W I T N E S S E T H:
                              -------------------

     WHEREAS, this agreement is entered into in connection with the Indenture, dated as of October 28, 1997, between Transtel S.A., a Colombian corporation (the "Borrower"), and Marine Midland Bank, as trustee (the "Indenture Trustee"), pursuant to which the Borrower issued its 12 1/2% Senior Notes due 2007 (the "Notes");

     WHEREAS, under Section 4.15 of the Indenture, the Guarantor is not permitted to guarantee any indebtedness of the Borrower, unless, among other things, the Guarantor simultaneously executes and delivers a guarantee in the form of this Guarantee in favor of the Indenture Trustee for the benefit of the Holders (the "Secured Creditors"), under which the Guarantor (i) guarantees the due, full and punctual payment of the principal, premium, if any, and interest on the Notes, whether at stated maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and (c) in case of any extension of time of payment or renewal of any Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity by acceleration or otherwise and (ii) agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Indenture Trustee or any Holder in enforcing any rights under this Guarantee (together, the "Indenture Obligations").

     WHEREAS, the Guarantor is a direct or indirect Subsidiary of the Borrower;

     WHEREAS, the Guarantor desires to execute this Guarantee in order to satisfy the conditions described in the preceding paragraphs;

                                                                       EXHIBIT D
                                                                          Page 2


          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

          1. The Guarantor irrevocably, absolutely and unconditionally guarantees: to the Secured Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the Indenture Obligations and all other obligations, liabilities and indebtedness owing by the Borrower to the Secured Creditors under the Indenture (including, without limitation, indemnities, fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Indenture and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Indenture (all such principal, interest, liabilities, indebtedness and obligations being herein collectively called the "Guaranteed Obligations"), whether now in existence or hereafter arising. The Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guarantee up to the full amount of the Guaranteed Obligations against the Guarantor without proceeding against any other guarantor, the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. This Guarantee shall constitute a guaranty of payment, and not of collection.

          2. The liability of the Guarantor hereunder is primary, absolute and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower or any Subsidiary thereof whether executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or any Subsidiary thereof or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any Subsidiary thereof, (e) any payment made to any Secured Creditor which such Secured Creditor repays the Borrower or any Subsidiary thereof pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditor as contemplated in Section 5 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

          3. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor, the Borrower or any Subsidiary thereof, and a separate

                                                                       EXHIBIT D
                                                                          Page 3


action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor, the Borrower or any Subsidiary thereof and whether or not any other guarantor, the Borrower or any Subsidiary thereof be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or any Subsidiary thereof or other circumstance which operates to toll any statute of limitations as to the Borrower or any such Subsidiary shall operate to toll the statute of limitations as to the Guarantor.

          4. The Guarantor hereby waives notice of acceptance of this Guarantee and notice of any liability to which it may apply, and waives promptness, diligence, presentment demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Indenture Trustee or any other Secured Creditor against, and any other notice to, any party liable thereon (including the Guarantor, any other guarantor, the Borrower or any Subsidiary thereof).

          5. Any Secured Creditor may at any time and from time to time without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (a) exercise or refrain from exercising any rights against the Borrower, any guarantor (including the Guarantor), any Subsidiary thereof or otherwise act or refrain from acting;

          (b) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any Subsidiary thereof to the Secured Creditors regardless of what liabilities of the Borrower or such Subsidiary remain unpaid;

          (c) consent to or waive any breach of, or any act, omission or default under, the Indenture or any of the instruments or agreements referred to therein;

          (d) act or fail to act in any manner referred to in this Guarantee which may deprive the Guarantor of its right to subrogation against the Borrower or any Subsidiary thereof to recover full indemnity for any payments made pursuant to this Guarantee; and/or

          (e) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantor from its liabilities under this Guarantee.

                                                                       EXHIBIT D
                                                                          Page 4


          6. This Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any Subsidiary thereof or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          7. Any indebtedness of the Borrower or any Subsidiary thereof now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of the Borrower or such Subsidiary to the Secured Creditors, and such indebtedness of the Borrower or such Subsidiary to the Guarantor, if the Indenture Trustee, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by the Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower or such Subsidiary to the Secured Creditors, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guarantee. Without limiting the generally of the foregoing, the Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guarantee until all Guaranteed Obligations have been irrevocably paid in full in cash.

          8. (a) The Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any Subsidiary thereof, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any Subsidiary thereof, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Borrower, any Subsidiary thereof, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any Subsidiary thereof, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause,

                                                                       EXHIBIT D
                                                                          Page 5

or the cessation from any cause of the liability of the Borrower or any Subsidiary thereof other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Indenture Trustee or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against the Borrower or any Subsidiary thereof or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. The Guarantor waives any defence arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any Subsidiary thereof or any other party or any security.

          (b) The Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guarantee, and notices of the existence, creation or incurring of new or additional indebtedness. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's and each of its Subsidiary's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

          9. The Secured Creditors agree that this Guarantee may be enforced only by the action of the Indenture Trustee and that no other Secured Creditors shall have any right individually to seek to enforce or enforce this Guarantee. The Secured Creditors further agree that this Guarantee may not be enforced against any director, officer, employee, partner or stockholder of the Guarantor (except to the extent such partner or stockholder is also a Guarantor hereunder).

          10.  The Guarantor represents, warrants and covenants that:

          (a) It (i) is a duly organized and validly existing corporation or partnership in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or partnership power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, opera-

                                                                       EXHIBIT D
                                                                          Page 6

     tions property, assets, liabilities, conditions (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

          (b) It has the corporate or partnership power and authority to execute, deliver and perform the terms and provisions of this Guarantee and has taken all necessary corporate or partnership actions to authorize the execution, delivery and performance by it of this Guarantee. The Guarantor has duly executed and delivered this Guarantee, and this Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          (c) Neither the execution, delivery or performance by the Guarantor of this Guarantee, nor compliance by it with the terms and provisions hereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Guarantor or any of its Subsidiaries.

          (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of this Guarantee by the Guarantor or (ii) the legality, validity, binding effect or enforceability of this Guarantee to which the Guarantor is a party.

          (e)  There are no actions, suits or proceedings pending or threatened
     (i) with respect to this Guarantee or (ii) with respect to the Guarantor that could reasonably be expected to materially and adversely affect (a) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (b) the rights or remedies

                                                                       EXHIBIT D
                                                                          Page 7

     of the Secured Creditors hereunder or the ability of the Guarantor to perform its respective obligations to the Secured Creditors hereunder.


          11. The Guarantor hereby agrees to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guarantee and of the Indenture Trustee in connection with any amendment, waiver or consent relating hereto (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by each Secured Creditor).

          12. This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

          13. Neither this Guarantee nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Guarantor and with the written consent of the holders of a majority of the outstanding principal amount of the Notes at any time after the Issue Date.

          14. The Guarantor acknowledges that an executed (or conformed) copy of the Indenture has been made available to its principal executive officers and such officers are familiar with the contents thereof.

          15. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Indenture), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to the Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of the account of the Guarantor, against and on account of the obligations and liabilities of the Guarantor to such Secured Creditor under this Guarantee, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

          16. The Guarantor hereby confirms that it is its intention that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, Title 11 of the United States Code entitled "Bankruptcy", or any similar Federal or state law. To effectuate the foregoing intention, the Guarantor hereby irrevocably agrees that the Guaranteed Obligations guaranteed by the Guarantor shall be limited to such amount as will, after giving effect to such maximum

                                                                       EXHIBIT D
                                                                          Page 8


amount and all other (contingent or otherwise) liabilities of the Guarantor that are relevant under such laws, result in the Guaranteed Obligations of the Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

     17. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guarantee, addressed to such party at
(i) in the case of the Indenture Trustee, as provided in the Indenture, (ii) in the case of the Guarantor, as provided in the Indenture and (iii) in the case of any Holder, at such address as such Holder shall have specified in writing to the Indenture Trustee; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

     18. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any Subsidiary thereof), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon thee Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower or any Subsidiary thereof, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

     19. (a) THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guarantee may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guarantee, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over the Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guarantee brought in any of the aforesaid courts that any such court lacks personal jurisdiction over the Guarantor. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company as set forth in the Indenture. The Guarantor hereby

                                                                    EXHIBIT D
                                                                       Page 9


irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

          (b) The Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guarantee brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) THE GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTEE) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE, THE OTHER CREDIT DOCUMENTS TO WHICH THE GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          20. In the event that all of the capital stock of the Guarantor is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 4.10 of the Indenture and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Indenture, to the extent applicable, the Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or another Subsidiary thereof) be released from this Guarantee automatically and without further action and this Guarantee shall, as to the Guarantor, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of the Guarantor shall be deemed to be a sale of the Guarantor for the purposes of this Section
21).

          21. This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counteparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Indenture Trustee.

                                                                    EXHIBIT D
                                                                      Page 10

     22. All payments made by the Guarantor hereunder will be made without setoff, counterclaim or other defense.

                                      ***

                                                                       EXHIBIT D
                                                                         Page 11


          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first above written.


                                        [NAME OF GUARANTOR]

                                        By:_____________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT E
                                                                       ---------

                          FORM OF UNDERTAKING LETTER



                                                                 _______________



Marine Midland Bank,
 as Indenture Trustee (as defined below)
140 Broadway, 12th Floor
New York, New York  10005

Siemens A.G.
[Address]

Germany


Ladies & Gentlemen:

     This letter confirms the agreements made by the undersigned, Global Telecommunications Operations, Inc., a British Virgin Islands company ("Global"), in connection with the offering by Transtel S.A., a Colombian corporation ("Transtel"), of 12 1/2% Senior Notes due 2007 (the "Senior Notes"), as described in the Offering Memorandum, dated October 21, 1997 (the "Offering Memorandum"). Global is owned by the same shareholders who own Transtel (the "Shareholders"). The Senior Notes will be issued under the Indenture, dated as of October 28, 1997, between Transtel and Marine Midland Bank, as indenture trustee for the benefit of the holders of the Senior Notes (the "Indenture Trustee").


BACKGROUND

     Global was formed by the Shareholders in January 1995 for the exclusive purpose of acting as a financing vehicle for the purchase of telecommunications equipment from Siemens A.G. ("Siemens") to be used by the subsidiaries of Transtel (the "Operating Subsidiaries") for the

Marine Midland Bank and Siemens A.G.

development of their telephone networks. Generally, Siemens finances its sale of equipment to Global (the "Siemens Financing"), and then Global on-leases such equipment to an Operating Subsidiary pursuant to a lease agreement (each, a "Lease") with terms substantially similar to the Siemens Financing.

     As part of the Expansion Plan (as defined and described in the Offering Memorandum), Global has entered into the purchase agreements described in Exhibit A hereto and has signed the letters of intent described in Exhibit A hereto which is intended to result in one or more additional purchase agreement (such purchase agreements and the letters of intent, are referred to herein as the "Purchase Agreements"). For purposes of this letter agreement, all telecommunications equipment purchased by Global from Siemens prior to and after the date hereof under any of the Purchase Agreements, and all replacements and upgrades of such equipment, is referred to herein as the "Equipment".

     In consideration for Siemens agreeing to modify certain terms to the existing Purchase Agreements, the Company has agreed to guaranty Global's obligations under the Siemens Financing. In addition, Global has agreed to assign to Siemens the lease payments under each of the Leases in the event of an event of default under the Purchase Agreements.

     It is a condition to the issuing of the Senior Notes under the Indenture that Global shall have executed and delivered this letter agreement. Global will obtain benefits from the issuance of the Senior Notes by Transtel and desires to execute this letter agreement in order to satisfy the condition described in the preceding sentence.


AGREEMENTS

     Subject to the terms of this letter agreement, for so long as the Senior Notes are outstanding, Global hereby agrees to the following:

     1. Not to, directly or indirectly, engage in any business other than the business of purchasing telecommunications equipment and the leasing of such telecommunications equipment to Transtel or an Operating Subsidiary.

     2. Not to incur any indebtedness ("Global Indebtedness"), unless Transtel and the Operating Subsidiaries are in compliance with Section 4.08 of the Indenture after giving effect to any lease or guaranty arrangements entered into by Transtel or any Operating Subsidiary which constitute the incurrence of Indebtedness (as defined in the Indenture) under the Indenture in connection with such Global Indebtedness and such Global Indebtedness is used for the purchase of telecommunications equipment to be leased to an Operating Subsidiary.

Marine Midland Bank and Siemens A.G.

     3. To the extent it sells or otherwise disposes of any of the Equipment, it agrees to apply all cash proceeds received by it in respect of any sale of, collection from, or other realization upon any Equipment to prepay on a pro rata basis the Senior Notes and any amounts owing by Global to Siemens under any purchase agreement for Equipment.


REPRESENTATIONS AND WARRANTIES

     Global represents and warrants that: (i) it has the corporate power and authority to execute, deliver and perform this letter agreement, and the execution, delivery and performance of this letter agreement by Global have been duly authorized and approved by all required corporate action of Global, (ii) this letter agreement has been duly executed and delivered by Global and is a legal, valid and binding obligation of Global, and (iii) it has received a copy of the Offering Memorandum and the Indenture.


GENERAL

     This letter agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     This letter agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto. Any provision of this letter agreement can be terminated, waived, amended, supplemented or modified by written agreement of the parties hereto.

     This letter agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     This letter agreement shall be governed by the laws of the State of New York, United States of America.

Marine Midland Bank and Siemens A.G.

     If the foregoing is in accordance with your understanding, please sign and return this letter acknowledging your agreement with the terms of this letter agreement.

                                      Very truly yours,

                                      GLOBAL TELECOMMUNICATIONS OPERATIONS, INC.


                                      By________________________________________
                                         Name:
                                         Title:


Acknowledged and agreed
____ day of ____________, 1997.


MARINE MIDLAND BANK, in its sole capacity as Indenture Trustee for the benefit of the holders of the Notes


By_______________________________________
  Name:
  Title:


SIEMENS A.G.


By_______________________________________
  Name:
  Title:


TRANSTEL S.A.


By_______________________________________
  Name:
  Title:

                                                                       EXHIBIT A
                                                                       ---------


     1. Purchase Agreement, dated May 2, 1996, between Global and Siemens, to purchase landline telecommunications equipment to be used for the development of each of TelePalmira, TeleJamundi and Unitel's (each as defined in the Offering Memorandum) respective wireline networks for an aggregate amount of U.S.$20 million.

     2. Purchase Agreement, dated May 30, 1997, between Global and Siemens, to purchase landline telecommunications equipment to be used for the development of each of TeleCartago's, Bugatel's and Unitel Wireless' (each as defined in the Offering Memorandum) respective networks for an aggregate amount of U.S.$34 million.

     3. Letter of Intent, dated April 25, 1997, for the purchase and financing of various telecommunications equipment to be used by Transtel to substantially complete the Expansion Plan.

     4. Letter of Intent, dated September 25, 1997, for the purchase and financing of various telecommunications equipment to be used by Transtel to substantially complete the Expansion Plan.

                                                                       EXHIBIT F
                                                                       ---------


                           FORM OF CERTIFICATE TO BE
                         DELIVERED IN CONNECTION WITH
                TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS


                                                         _______________, ______


Marine Midland Bank
140 Broadway, 12th Floor
New York, New York 10005

Attention:  Corporate Trust Department - Transtel


       Re:  Transtel S.A.
            (the "Company") 12 1/2% Senior Notes due 2007
            (the "Notes")
            ----------------------------------------------


Ladies and Gentlemen:

          In connection with our proposed purchase of $_______________ aggregate principal amount of the Notes, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of October 28, 1997 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof,
     (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein),
     (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904

                                                                       EXHIBIT F
                                                                       ---------

     of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Agents, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                  Very truly yours,

                                  [Name of Transferee]


                                  By:__________________________________________
                                     Authorized Signature

                                                                       EXHIBIT G
                                                                       ---------

                      FORM OF CERTIFICATE TO BE DELIVERED
                         IN CONNECTION WITH TRANSFERS
                           PURSUANT TO REGULATION S


                                                       __________________, _____


Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005

Attention:  Corporate Trust Department - Transtel

     Re:  Transtel S.A. (the "Company") 12 1/2% Senior Notes due 2007 (the
     "Notes")


Ladies and Gentlemen:

          In connection with our proposed sale of $_________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                                                                       EXHIBIT G
                                                                       ---------

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [Name of Transferor]



                                         By:____________________________________
                                                Authorized Signature

                                                                       EXHIBIT H
                                                                       ---------

                      FORM OF CERTIFICATE TO BE DELIVERED
                         IN CONNECTION WITH TRANSFERS
                             PURSUANT TO RULE 144A


                                                       __________________, _____


Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005

Attention:  Corporate Trust Department - Transtel

     Re:  Transtel S.A. (the "Company") 12 1/2% Senior Notes due 2007 (the
     "Notes")

Ladies and Gentlemen:

          In connection with our proposed sale of $_________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the Notes are being transferred to a person that the undersigned and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

          (2) the undersigned and any person acting on its behalf have taken reasonable steps to ensure that the transferee is aware that the undersigned may be relying on Rule 144A in connection with the transfer.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Very truly yours,

                                   [Name of Transferor]


                                   By:__________________________________________
                                         Authorized Signature

    ======================================================================



                                 TRANSTEL S.A.


                         12 1/2% Senior Notes due 2007





                    FIRST AMENDMENT AND WAIVER TO INDENTURE

                           Dated as of July 13, 1998





                              MARINE MIDLAND BANK

                               Indenture Trustee



    ======================================================================

     FIRST AMENDMENT AND WAIVER TO INDENTURE, dated as of July 13, 1998, between TRANSTEL S.A., a sociedad anonima organized under the laws of the Republic of Colombia (the "Company"), and MARINE MIDLAND BANK, as trustee (the "Indenture Trustee") (the "Amendment and Waiver"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture (as defined below).

                                  WITNESSETH:

     WHEREAS, the Company has heretofore entered into an Indenture, dated as of October 28, 1997 (the "Original Indenture"), with the Indenture Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as amended by this Amendment and Waiver, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, the Company and the Trustee may amend or supplement the Original Indenture without the consent of any Holder of a Note to cure any ambiguity, defect or inconsistency, so long as such change does not adversely affect the rights of any of the Holders;

     WHEREAS, the Company proposes to cure an ambiguity, defect or inconsistency in the Original Indenture; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of the Amendment and Waiver and to make it a valid and binding obligations of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amendments to Original Indenture. The Original Indenture is,
                --------------------------------
effective as of the date hereof and subject to the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

          (a) The definition of "Certificates" appearing in Section 1.01 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

     ""Certificates" means (i) the 12 1/2% Pass Through Trust Certificates due 2007 issued by the Trust, the gross proceeds of which are used by the Trust to purchase the Notes from the Company and (ii) the 12 1/2% Pass Through Exchange Certificates due 2007 issued by the Trust in exchange for the 12 1/2% Pass Through Trust Certificates, which have been registered under the Securities Act."

          (b) Section 9.01 of the Original Indenture is hereby amended by deleting the following text in the last paragraph thereof: "accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemented Indenture".

     SECTION 2. Waiver. The Indenture Trustee hereby waives the requirement in
                ------
Section 9.01 of the Original Indenture that the Company provide a resolution of the Board of Directors of the Company authorizing the execution of this Amendment and Waiver.

     SECTION 3. Conditions of Effectiveness to this Amendment and Waiver. This
                --------------------------------------------------------
Amendment and Waiver shall become effective on the date first above written upon receipt of executed counterparts from each party to this Agreement.

     SECTION 4. Indenture Trustee Not Responsible. The recitals contained herein
                ---------------------------------
shall be taken as the statements of the Company, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment and Waiver.

     SECTION 5. Indemnity. The Company shall indemnify the Indenture Trustee
                ---------
against any and all claims by the Noteholders arising out of or in connection with its execution and delivery of this Amendment and Waiver, except any such loss, liability or expense as may be attributable to the negligence or bad faith of the Indenture Trustee. The Indenture Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The company shall defend the claim and the Indenture Trustee shall cooperate in the defense. The Indenture Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

     SECTION 6. Ratification and Incorporation of Original Indenture. As amended
                ----------------------------------------------------
hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Amendment and Waiver shall be read, taken and construed as one and the same instrument.

     SECTION 7. Governing Law. The law of the State of New York shall govern and
                -------------
be used to construe this Amendment and Waiver without regard to principles of conflict of laws.

     SECTION 8. Successors. All agreements of the Company in this Amendment and
                ----------
Waiver shall bind its successors. All agreements of the Indenture Trustee in this Amendment and Waiver shall bind its successor.

     SECTION 9. Severability. In case any provision in this Amendment and Waiver
                ------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 10. Counterpart Originals. The parties may sign any number of
                 ---------------------
copies of this Amendment and Waiver. Each signed copy shall be an original, but all of them together represent the same agreement and such counterparts shall together constitute but one and the same instrument.

     SECTION 11. Headings. The Headings of the Articles and Sections of this
                 --------
Amendment and Waiver have been inserted for convenience of reference only and are not to be considered part of this Amendment and Waiver and shall in no way modify or restrict any of the terms or provisions hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each party hereto has caused this Amendment and Waiver to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.


                                     TRANSTEL S.A.



                                     By: /s/ Guillermo Lopez
                                        --------------------------------
                                        Name: Guillermo O. Lopez
                                        Title: President and C.E.O.

                                     MARINE MIDLAND BANK,
                                     as Indenture Trustee

                                     By: /s/ Robert A. Conrad
                                        --------------------------------
                                        Name: Robert A. Conrad
                                        Title: President